UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Yahoo! Inc.

(Name of Registrant as Specified In Its Charter)

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701 First Avenue
Sunnyvale, CA 94089

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on [    ●    , 2008]

We will hold the annual meeting of stockholders of Yahoo! Inc., a Delaware corporation (the “Company”), at the [    ●    ], on [    ●    , 2008], at [    ●    ], local time, for the following purposes:

1.	To elect nine (9) directors of the Company to serve until the 2009 annual meeting of stockholders or until their respective successors are elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2008;

3.	To vote upon three proposals submitted by stockholders, in each case if properly presented at the annual meeting; and

4.	To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

These items of business, including the Board’s nominees for directors, are more fully described in the proxy statement accompanying this Notice.

The Board of Directors has fixed the close of business on June 3, 2008 as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

All stockholders are cordially invited to attend the annual meeting in person. However, whether or not you plan to attend the annual meeting in person, you are urged to mark, date, sign and return the enclosed WHITE proxy card as promptly as possible in the postage-prepaid envelope provided, or vote electronically through the Internet or by telephone, to ensure your representation and the presence of a quorum at the annual meeting. If you submit your proxy and then decide to attend the annual meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement. Only stockholders of record as of the close of business on June 3, 2008 are entitled to receive notice of, to attend and to vote at the annual meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on [    ●    , 2008].  The proxy statement and Yahoo!’s Annual Report to Stockholders on Form 10-K for fiscal year 2007, as amended on April 29, 2008, are available electronically at http://yhoo.client.shareholder.com/annuals.cfm.

Please note that certain entities affiliated with Carl C. Icahn (the “Icahn Entities”) have provided notice that they intend to nominate their own slate of ten (10) nominees for election as directors at the annual meeting and solicit proxies for use at the annual meeting to vote in favor of their own slate in opposition to all of the nominees named in Proposal No. 1. We do not believe that election of the Icahn Entities’ nominees to our Board of Directors is in the best interests of our stockholders. You may receive proxy solicitation materials from the Icahn Entities or other persons or entities affiliated with them, including an opposition proxy statement and proxy card. OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF THE BOARD’S NOMINEES ON THE ENCLOSED WHITE PROXY CARD AND URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY THE ICAHN ENTITIES. Even if you have previously signed a proxy card sent by the Icahn Entities, you have the right to change your vote by using the enclosed WHITE proxy card to vote by telephone, by Internet or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided. Only the latest dated proxy you submit will be counted. We urge you to disregard any proxy card sent to you by the Icahn Entities or any person other than Yahoo!.

In addition to the Icahn Entities, two individual stockholders have provided notice that they intend to nominate themselves for election as directors at the annual meeting and a third individual stockholder has provided notice that he intends to nominate nine (9) individuals (not including himself) for election as directors at the annual meeting. We do not believe that any of these stockholders have complied with the requirements of the Company’s bylaws and we reserve all of our rights relating to such nominations, including the right to declare to the annual meeting that the nominations were defective and shall be disregarded.

If you have any questions or require any assistance with voting your shares, please contact:

MACKENZIE PARTNERS, INC.
105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
or
Call Toll-Free (800) 322-2885

Email: yahoo@mackenziepartners.com

By Order of the Board of Directors,

Michael J. Callahan
Executive Vice President, General Counsel and Secretary

Sunnyvale, California
[    ●    , 2008]

i

701 First Avenue
Sunnyvale, CA 94089

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Yahoo! Inc., a Delaware corporation (“Yahoo!”, the “Company”, “our”, “we”, or “us”), of proxies for use in voting at the 2008 annual meeting of stockholders (the “annual meeting” or the “meeting”), to be held at the [    ●    ] on [    ●    , 2008], at [    ●    ], local time, and any adjournment or postponement thereof. On or about [    ●    , 2008], this proxy statement, the enclosed WHITE proxy card and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as amended on April 29, 2008 (the “2007 Annual Report” or “2007 Form 10-K”), are being sent to stockholders entitled to vote at the annual meeting.

The Company has received notice from certain entities affiliated with Carl C. Icahn, namely, Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II L.P., Icahn Partners Master Fund III L.P. and High River Limited Partnership (collectively, the “Icahn Entities”) of their intention to nominate ten (10) nominees (collectively, the “Icahn Nominees”) for election to the Company’s Board of Directors at the annual meeting.

The Icahn Nominees are not endorsed by our Board of Directors. We urge stockholders NOT to vote any proxy card that you may receive from the Icahn Entities. Our Board of Directors urges you to vote FOR ALL of our nominees for director: Roy J. Bostock, Ronald W. Burkle, Eric Hippeau, Vyomesh Joshi, Arthur H. Kern, Robert A. Kotick, Mary Agnes Wilderotter, Gary L. Wilson and Jerry Yang.

We are not responsible for the accuracy of any information provided by or relating to the Icahn Entities contained in any proxy solicitation materials filed or disseminated by, or on behalf of, the Icahn Entities or any other statements that the Icahn Entities may otherwise make. The Icahn Entities choose which stockholders receive their proxy solicitation materials.

The Company has also received notice from two individual stockholders that they intend to nominate themselves for election to the Company’s Board of Directors at the annual meeting, and from a third individual stockholder that he intends to nominate nine (9) individuals (not including himself) for election as directors at the annual meeting. These nominees are not endorsed by our Board of Directors. We do not believe that any of these stockholders have complied with the requirements of the Company’s bylaws and we reserve all of our rights relating to such nominations, including the right to declare to the annual meeting that the nominations were defective and shall be disregarded. We are not responsible for any statements that these stockholders may make.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND
OUR 2008 ANNUAL MEETING OF STOCKHOLDERS

Q:	Why am I receiving these materials?

A:	The Board of Directors of Yahoo! is providing these proxy materials to you in connection with our annual meeting, which will take place on [ ● , 2008]. As a stockholder, you are invited to attend the annual meeting and are entitled to, and requested to, vote on the proposals described in this proxy statement.

Q:	What information is contained in these materials?

A:	The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of directors and our most highly paid executive officers, and certain other required information. The 2007 Annual Report, which includes the Company’s audited consolidated financial statements, is also enclosed.

Q:	What proposals will be voted on at the annual meeting?

A:	Stockholders will vote on five proposals at the annual meeting:

• the election of nine (9) directors to serve on our Board of Directors (Proposal No. 1);

• the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2008 (Proposal No. 2); and

• if properly presented at the annual meeting, three proposals submitted by stockholders as described in this proxy statement (Proposal Nos. 3 through 5).

We will also consider other business that properly comes before the annual meeting.

Q:	How many directors can I vote for?

A:	Our Board consists of nine (9) directors. Stockholders can vote for up to nine (9) nominees for directors.

Q:	How does the Board recommend I vote on these proposals?

A:	Yahoo!’s Board of Directors recommends that you vote your shares:

• “FOR ALL” of the Board’s nominees for director (Proposal No. 1);

• “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal No. 2); and

• “AGAINST” each of the three proposals submitted by stockholders as described in this proxy statement (Proposal Nos. 3 through 5).

Q:	What should I do if I receive a proxy card from the Icahn Entities?

A:	The Icahn Entities have provided notice that they intend to nominate their own slate of ten (10) nominees for election as directors at the annual meeting and solicit proxies for use at the annual meeting to vote in favor of their own slate in opposition to all of the nominees named in Proposal No. 1. You may receive proxy solicitation materials from the Icahn Entities, including an opposition proxy statement and proxy card. OUR BOARD OF DIRECTORS URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY THE ICAHN ENTITIES. Even if you have previously signed a proxy card sent by the Icahn Entities, you have the right to change your vote by following the instructions on the WHITE proxy card to vote by telephone or by Internet or by signing, dating and mailing the enclosed WHITE proxy card in the postage-paid envelope provided. Only the latest dated proxy you submit will be counted. We urge you to disregard any proxy card sent to you by the Icahn Entities or any person other than Yahoo!.

Q:	Who is entitled to vote?

A:	Stockholders of record as of the close of business on June 3, 2008, the record date, are entitled to notice of and to vote at the annual meeting.

Q:	How many shares can vote?

A:	At the close of business on the record date, [ ● ] shares of common stock were outstanding and entitled to vote. We have no other class of stock outstanding.

Q:	What shares can I vote?

A:	You may vote all shares of Yahoo! common stock owned by you as of the close of business on the record date of June 3, 2008. You may cast one vote per share that you held as of the close of business on the record date. A list of stockholders entitled to vote at the annual meeting will be available during ordinary business hours at Yahoo!’s offices at 701 First Avenue, Sunnyvale, CA 94089 for a period of at least 10 days prior to the annual meeting.

Q:	How can I vote my shares at the annual meeting?

A:	If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the “stockholder of record” with respect to those shares, and the proxy materials and WHITE proxy card are being sent directly to you by Yahoo!. As the stockholder of record, you have the right to vote in person at the meeting. If you choose to do so, you can bring the enclosed WHITE proxy card or vote using the ballot provided at the meeting. Most stockholders of Yahoo! hold their shares through a broker, bank or other nominee (that is, in “street name”) rather than directly in their own name. If you hold your shares in street name, you are a “beneficial holder,” and the proxy materials are being forwarded to you by your broker, bank or other nominee together with a WHITE voting instruction card. Because a beneficial holder is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the meeting. Even if you plan to attend the annual meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting.

Q:	What do I need for admission to the annual meeting?

A:	You are entitled to attend the annual meeting only if you are a stockholder of record or a beneficial owner as of the close of business on June 3, 2008, or you hold a valid proxy for the annual meeting. If you are the stockholder of record, your name will be verified against the list of stockholders of record prior to your admittance to the annual meeting. You should be prepared to present photo identification for admission. If you hold your shares in street name, you should provide proof of beneficial ownership on the record date, such as a brokerage account statement showing that you owned Yahoo! common stock as of the record date, a copy of the WHITE voting instruction card provided by your broker, bank or other nominee, or other similar evidence of ownership as of the record date, as well as your photo identification, for admission. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the annual meeting.

Q:	How can I vote my shares without attending the annual meeting?

A:	Whether you are the stockholder of record or hold your shares in street name, you may direct your vote without attending the annual meeting by completing and mailing your WHITE proxy card or WHITE voting instruction card in the enclosed pre-paid envelope. In addition, if you are the registered stockholder of record, you may grant a proxy to vote your shares at the annual meeting by telephone by calling 888-693-8683 and following the simple recorded instructions, twenty-four hours a day, seven days a week, at any time prior to 1:00 a.m., Eastern Time, on the day of the annual meeting. Alternatively, as a registered stockholder of record, you may vote via the Internet at any time prior to 1:00 a.m., Eastern Time, on the day of the annual meeting by going to http://www.cesvote.com and following the instructions to submit an electronic proxy. If you vote by telephone or the Internet, you will be required to provide the control number contained on your WHITE proxy card. If your shares are held in street name, your WHITE voting instruction card may contain instructions from your broker, bank or nominee that allow you to vote your shares using the Internet or by telephone. Please consult with your broker, bank or nominee if you have any questions regarding the electronic voting of shares held in street name. The granting of proxies electronically is allowed by Section 212(c)(2) of the Delaware General Corporation Law. If you do not attend the annual meeting, you can listen to a webcast of the proceedings at Yahoo!’s investor relations site at www.yahoo.com/info/investor.

Q:	What does it mean if I receive more than one proxy or voting instruction card?

A:	If your shares are registered differently or are held in more than one account, you will receive a WHITE proxy card or WHITE voting instruction card for each account. To ensure that all of your shares are voted, please use all the WHITE proxy cards and WHITE voting instruction cards you receive to vote your shares by telephone or by Internet or complete, sign, date and return a WHITE proxy card or WHITE voting instruction card for each account.

As previously noted, the Icahn Entities have provided notice that they intend to nominate their own slate of ten (10) nominees for election as directors at the annual meeting and solicit proxies for use at the annual meeting to vote in favor of their own slate in opposition to all of the nominees named in Proposal No. 1. As a result, you may receive proxy cards from both the Icahn Entities and the Company. To ensure stockholders have the Company’s latest proxy information and materials to vote, the Board of Directors expects to conduct multiple mailings prior to the date of the annual meeting, each of which will include a WHITE proxy card regardless of whether or not you have previously voted. Only the latest dated proxy you submit will be counted.

OUR BOARD OF DIRECTORS URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY THE ICAHN ENTITIES. Even if you have previously signed a proxy card sent by the Icahn Entities, you have the right to change your vote by re-voting by telephone or by Internet or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided. Only the latest dated proxy you submit will be counted. We urge you to disregard any proxy card sent to you by the Icahn Entities.

Q:	How will my shares be voted if I return a blank WHITE proxy card?

A:	If you are a stockholder of record, and you sign and return a WHITE proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors on all matters listed in the notice for the meeting, and as the proxyholders may determine in their discretion with respect to any other matters properly presented for a vote before the meeting. If you hold your shares in street name and do not provide your broker with voting instructions (including by returning a blank WHITE voting instruction card), your shares may be treated as “broker non-votes” and may not be counted in connection with certain matters (as described below).

Q:	Can I change my vote or revoke my proxy?

A:	You may change your vote or revoke your proxy at any time before your proxy is voted at the annual meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by: (1) delivering to Yahoo! (Attention: Corporate Secretary) at the address on the first page of this proxy statement a written notice of revocation of your proxy; (2) delivering to Yahoo! an authorized proxy bearing a later date (including a proxy by telephone or over the Internet); or (3) attending the annual meeting and voting in person. Attendance at the meeting in and of itself, without voting in person at the meeting, will not cause your previously granted proxy to be revoked. For shares you hold in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the annual meeting, by attending the meeting and voting in person.

Q:	How many shares must be present or represented to conduct business at the annual meeting?

A:	The quorum requirement for holding the annual meeting and transacting business is that holders of a majority of the outstanding shares of common stock entitled to vote must be present in person or represented by proxy. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Q:	What if a quorum is not present at the meeting?

A:	If a quorum is not present at the scheduled time of the annual meeting, we may adjourn the meeting, either with or without the vote of the stockholders. If we propose to have the stockholders vote whether to adjourn the meeting, the proxyholders will exercise their discretion to vote all shares for which they have authority in favor of the adjournment.

Q:	What vote is required to approve each of the proposals?

A:	Yahoo! has adopted a majority vote standard for non-contested director elections and a plurality vote standard for contested director elections. The voting standard is discussed further under the section entitled “Proposal No. 1 — Election of Directors — Voting Standard.”

Because the number of nominees timely nominated for election at the annual meeting exceeds the number of directors to be elected at the meeting, the election of directors at the annual meeting is a contested election. As a result, directors will be elected by a plurality of the votes cast at the annual meeting, meaning that the nine (9) nominees receiving the most votes will be elected. Only votes cast “FOR” a nominee will be counted. Unless indicated otherwise by your WHITE proxy card, your shares will be voted “FOR ALL” of the nine (9) nominees named in Proposal No. 1 in this proxy statement. Instructions on the accompanying WHITE proxy card to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes but will not count as a vote “AGAINST” the nominees. Abstentions and broker non-votes will also result in those nominees receiving fewer votes but will not count as a vote “AGAINST” the nominees.

The proposal to ratify the appointment of PricewaterhouseCoopers LLP requires the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and entitled to vote on the proposal. Approval of each of the three proposals submitted by stockholders also requires the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and entitled to vote on the proposal.

Q:	What effect do abstentions and broker non-votes have on the proposals?

A:	In all matters other than the election of directors, abstentions have the same effect as votes “AGAINST” a matter. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, a broker may not be entitled to vote shares held for a beneficial owner on certain non-routine items, such as contested director elections and each of the stockholder proposals, absent instructions from the beneficial owners of such shares. Thus, if you do not give your broker specific instructions, your shares may be treated as “broker non-votes” and may not be voted on these matters and, in such event, your shares will not be counted in determining the number of shares necessary for approval, although they will count for purposes of determining whether a quorum exists.

We urge you to provide instructions to your broker so that your votes may be counted on these matters. You should vote your shares by following the instructions provided on the WHITE voting instruction card and returning your WHITE voting instruction card to your broker to ensure that your shares are voted on your behalf.

Q:	What happens if additional matters are presented at the annual meeting?

A:	If you grant a proxy on the WHITE proxy card, the persons named as proxyholders, Michael J. Callahan and Jerry Yang, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. In addition to the three stockholder proposals included in this proxy statement, the Company received one stockholder proposal that we are not required to include in this proxy statement under applicable rules and regulations of the Securities and Exchange Commission (the “SEC”). If the foregoing proposal is properly presented at the annual meeting, the proxyholders intend to utilize the discretionary authority conferred by the proxies submitted pursuant to this solicitation to vote against such proposal.

As previously noted, the Company has also received notice from two individual stockholders that they intend to nominate themselves for election to the Company’s Board of Directors at the annual meeting, and from a third individual stockholder that he intends to nominate nine (9) individuals (not including himself) for election as directors at the annual meeting. These nominees are not endorsed by our Board of Directors. We do not believe that any of these stockholders have complied with the requirements of the Company’s bylaws and we reserve all of our rights relating to such nominations, including the right to declare to the annual meeting that the nominations were defective and shall be disregarded.

Other than the matters and proposals described above and elsewhere in this proxy statement, we have not received valid notice of any other business to be acted upon at the annual meeting.

Q:	Who will count the votes?

A:	A representative of IVS Associates, Inc., an independent voting services company, will tabulate the votes and act as Inspector of Elections.

Q:	Where can I find the voting results of the annual meeting?

A:	Yahoo! will announce preliminary voting results at the annual meeting and publish final results in Yahoo!’s quarterly report on Form 10-Q for the third quarter of fiscal 2008, if it has not published a report containing such information at an earlier date.

Q:	What’s the cost of soliciting proxies for the annual meeting? Who will bear the cost of soliciting proxies for the annual meeting?

A:	Yahoo! is making this solicitation of proxies and will bear all related costs. Yahoo! estimates that the total expenditures relating to its current proxy solicitation (other than salaries and wages of officers and employees) will be approximately $[ ● ], of which approximately $[ ● ] has been incurred as of the date of this proxy statement. Yahoo! will conduct the solicitation by mail, personally, telephonically, through the Internet or by facsimile through its officers, directors and employees identified on Appendix A, none of whom will receive additional compensation for assisting with the solicitation. Yahoo! may also solicit stockholders through press releases issued by the Company, advertisements in periodicals and postings on the Company’s website. Yahoo! has also retained MacKenzie Partners, Inc. to assist in the solicitation of proxies, for a fee estimated to be approximately $[ ● ] plus out-of-pocket expenses. In addition, Yahoo! has agreed to indemnify MacKenzie against certain liabilities arising out of or in connection with the engagement. MacKenzie has advised Yahoo! that approximately [ ● ] of its employees will be involved in the proxy solicitation by MacKenzie on behalf of Yahoo!.

Q:	May I propose actions for consideration at next year’s annual meeting or nominate individuals to serve as directors?

A:	Yes. The following requirements apply to stockholder proposals, including director nominations, for the 2009 annual meeting of stockholders.

Requirements for Stockholder Proposals to be Considered for Inclusion in Proxy Materials:

Stockholders interested in submitting a proposal (other than the nomination of directors) for inclusion in the proxy materials to be distributed by us for the 2009 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be eligible for inclusion, stockholder proposals must be received at our principal executive offices no later than the close of business on [ ● , 2009], which is the 120th day prior to the first anniversary of the date that we released the proxy statement to our stockholders for our 2008 annual meeting. To be included in our proxy materials, your proposal must also comply with the Company’s bylaws and SEC regulations under Rule 14a-8 of the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. If we change the date of the 2009 annual meeting of stockholders by more than 30 days from the anniversary of this year’s meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2009 annual meeting of stockholders. Proposals should be sent to Yahoo!’s Corporate Secretary at 701 First Avenue, Sunnyvale, California 94089.

Requirements for Stockholder Proposals Not Intended for Inclusion in Proxy Materials and for Nomination of Director Candidates:

Stockholders who wish to nominate persons for election to the Board of Directors at the 2009 annual meeting of stockholders or who wish to present a proposal at the 2009 annual meeting of stockholders, but who do not intend for such proposal to be included in the proxy materials distributed by us for such meeting, must deliver written notice of the nomination or proposal to the Corporate Secretary at the above address no earlier than [ ● , 2009] and no later than [ ● , 2009] (provided, however, that if the 2009 annual meeting of stockholders is held earlier than [ ● , 2009] or later than [ ● , 2009], nominations and proposals must be received no later than the close of business on the 10th day following the day on which the notice or public announcement of the date of the 2009 annual meeting of stockholders is first mailed or made, whichever occurs first). The stockholder’s written notice must include certain information concerning the stockholder and each nominee and proposal, as specified in Yahoo!’s bylaws. In addition, stockholders may propose director candidates for consideration by Yahoo!’s Nominating and Corporate Governance Committee by

following the procedures set forth under “Nominating and Corporate Governance Committee” beginning on page 15 of this proxy statement.

Copy of Bylaws:

To obtain a copy of the Company’s bylaws at no charge, you may write to Yahoo!’s Corporate Secretary at the above address. A current copy of the bylaws is also available on our corporate website at www.yahoo.com. The bylaws may be found on our website as follows: From our main web page, first click on “Company Info” at the bottom of the page, then on “Corporate Governance” under the “Investor Relations” heading and then on “Bylaws.”

Q:	How do I obtain a separate set of proxy materials if I share an address with other stockholders?

A:	As permitted by applicable law, only one copy of the proxy materials, which include the proxy statement and the 2007 Annual Report, is being delivered to stockholders with the same last name residing at the same address, unless such stockholders have notified Yahoo! of their desire to receive multiple copies of the proxy materials. Yahoo! will promptly deliver within 30 days, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at an address to which only one copy was mailed. If you are a stockholder at a shared address to which we delivered a single copy of the proxy materials and you desire to receive a separate copy of this proxy statement and/or the 2007 Annual Report, or if you desire to receive a separate proxy statement and/or annual report in the future, or if you are a stockholder at a shared address to which we delivered multiple copies of the proxy materials and you desire to receive one copy in the future, please submit your request by mail to Investor Relations, Yahoo! Inc., 701 First Avenue, Sunnyvale, California 94089 or by telephone at (408) 349-3382.

If a broker, bank or other nominee holds your Yahoo! shares, please contact your broker, bank or other nominee directly if you have questions, require additional copies of this proxy statement and/or the 2007 Annual Report, or wish to receive multiple copies of proxy materials in the future if you reside at the same address as another stockholder and only one copy was delivered to you.

Q:	Are proxy materials for the 2008 annual meeting available electronically?

A:	Yes, this is an Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on [ ● , 2008]. This proxy statement and Yahoo!’s 2007 Annual Report are available electronically at http://yhoo.client.shareholder.com/annuals.cfm.

Q:	May I elect to receive Yahoo! stockholder communications electronically rather than through the mail?

A:	Yes. If you received your annual meeting materials by mail, we encourage you to help us to conserve natural resources, as well as significantly reduce Yahoo!’s printing and mailing costs, by signing up to receive your stockholder communications via e-mail. With electronic delivery, we will notify you via e-mail as soon as the annual report and the proxy statement are available on the Internet, and you can submit your stockholder votes online. Electronic delivery can also help reduce the number of bulky documents in your personal files and eliminate duplicate mailings. To sign up for electronic delivery:

1. If you are a registered holder (i.e., you hold your Yahoo! shares in your own name through our transfer agent, Computershare Trust Company, N.A., or you have stock certificates), visit www.computershare.com/us/ecomms to enroll.

2. If you are a beneficial holder (i.e., your shares are held by a brokerage firm, a bank or a trustee), visit www.icsdelivery.com/yhoo/index.html to enroll.

Your electronic delivery enrollment will be effective until you cancel it. If you have questions about electronic delivery, please contact Investor Relations, Yahoo! Inc., 701 First Avenue, Sunnyvale, California 94089 or by telephone at (408) 349-3382.

Q:	Who can I contact if I have questions or need assistance in voting my shares?

A:	Please contact MacKenzie Partners, the firm assisting the Company in the solicitation of proxies at:

MACKENZIE PARTNERS, INC.
105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
or
Call Toll-Free (800) 322-2885

Email: yahoo@mackenziepartners.com

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Nominees

Our Board consists of nine (9) directors. At the annual meeting, the stockholders will elect nine (9) directors to serve until the 2009 annual meeting of stockholders or until their respective successors are elected and qualified. Unless marked otherwise, WHITE proxy cards received will be voted “FOR” the election of the nine (9) nominees named below.

Voting Standard

Stockholders are not entitled to cumulate votes in the election of directors. All nominees have consented to serve as directors, if elected. If any nominee of the Board of Directors is unable or unwilling to serve as a director at the time of the annual meeting, the persons who are designated as proxies intend to vote, in their discretion, for such other persons, if any, as may be designated by the Board of Directors. As of the date of this proxy statement, the Board of Directors has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected.

Our bylaws provide that, in an uncontested election, each director will be elected by a majority of votes cast. A “majority of votes cast” means the number of shares voted “for” a director exceeds the number of votes cast “against” that director. In addition, our Corporate Governance Guidelines (the “Guidelines”) include a director resignation policy that requires each director nominee, prior to each election of directors at an annual meeting, to submit to the Board an irrevocable letter of resignation from the Board and all committees thereof, which will become effective if that director does not receive a majority of votes cast and the Board determines to accept such resignation. In such circumstances, the Board’s Nominating and Corporate Governance Committee (“Nominating/Governance Committee”), composed entirely of Independent Directors (as defined below), will evaluate and make a recommendation to the Board with respect to the submitted resignation. The Board must take action on the recommendation within 90 days following certification of the stockholder vote. No director whose resignation has become effective may participate in the Nominating/Governance Committee’s or the Board’s consideration of the matter. Yahoo! will publicly disclose the Board’s decision including, if applicable, the reasons for rejecting a resignation.

The majority voting standard does not apply, however, if the Board of Directors determines that the number of nominees for director exceeds the number of directors to be elected. In such circumstances, directors will instead be elected by a plurality of the votes cast, meaning that the nine (9) nominees receiving the most votes will be elected. Because the number of nominees timely nominated for election at the annual meeting exceeds the number of directors to be elected at the meeting, the election of directors at the annual meeting is a contested election. As a result, directors will be elected by a plurality of the votes cast at the annual meeting, meaning that the nine (9) nominees receiving the most votes will be elected. Only votes cast “FOR” a nominee will be counted.

With regard to the election to take place at the 2008 annual meeting, the Board intends to nominate the nine (9) persons identified as its nominees in this proxy statement.

The names of the Board’s nominees, their ages as of May 7, 2008 and certain other information about them are set forth below:

Name	Age	Position
Roy J. Bostock(1)(3)	67	Chairman of the Board
Ronald W. Burkle(1)(4)	55	Director
Eric Hippeau(4)	56	Director
Vyomesh Joshi(2)(4)	54	Director
Arthur H. Kern(1)(3)	61	Director
Robert A. Kotick(3)	45	Director
Mary Agnes Wilderotter(2)	53	Director
Gary L. Wilson(2)	68	Director
Jerry Yang	39	Chief Executive Officer, Chief Yahoo and Director

(1)	Member of the Compensation Committee

(2)	Member of the Audit Committee

(3)	Member of the Nominating/Governance Committee

(4)	Member of the Transactions Committee

Each of the director nominees listed above, except for Mrs. Wilderotter who joined the Board in July 2007, was elected to be a director for a one-year term at the Company’s annual meeting of stockholders held on June 12, 2007. Mrs. Wilderotter was initially identified as a potential nominee by a third-party search firm and recommended for appointment by the Nominating/Governance Committee. There are no family relationships among any of the directors or executive officers of the Company. Our Board of Directors has affirmatively determined that each of Messrs. Bostock, Burkle, Hippeau, Joshi, Kern, Kotick and Wilson and Mrs. Wilderotter is an independent director (“Independent Director”) under applicable SEC rules, the listing standards of The Nasdaq Stock Market (“Nasdaq”) and the Company’s Guidelines.

Mr. Bostock has served as Chairman of the Board since January 2008 and has been a member of the Board of Directors since May 2003. He has served as Chairman of the Board of Northwest Airlines Corporation, the parent of Northwest Airlines, Inc., since May 2007, as a principal of Sealedge Investments, LLC, a diversified private investment company, since 2002 and as Chairman of the Board of The Partnership for a Drug-Free America, a not-for-profit corporation creating advertising to reduce the use of illicit drugs in the United States, since October 2002. He also served as the Chairman of the Board of the Committee for Economic Development, a Washington, D.C.-based public policy group, from 2002 to 2005. Mr. Bostock served as Chairman of the Board of BCom3 Group, Inc., a global advertising agency group (now part of Publicis Groupe S.A.), from January 2000 to mid 2001. From July 1990 to January 2000, Mr. Bostock served as Chairman and Chief Executive Officer of D’Arcy Masius Benton & Bowles, Inc., an advertising and marketing services firm, and its successor company, The MacManus Group, Inc. Mr. Bostock also serves as a director of Morgan Stanley. Mr. Bostock holds a Bachelor’s degree from Duke University and an M.B.A. from Harvard University.

Mr. Burkle has served as a member of the Board of Directors since November 2001. Mr. Burkle is Managing Partner of The Yucaipa Companies, a private investment firm, which he founded in 1986. Mr. Burkle has served as Chairman of the Board and controlling shareholder of numerous companies including Alliance Entertainment, a distributor of music, movies and game software, Golden State Foods, and supermarket chains Dominick’s, Fred Meyer, Ralphs and Food4Less. Mr. Burkle is Co-Chairman of the Burkle Center for International Relations at UCLA and is currently a trustee of the Carter Center, the National Urban League, Frank Lloyd Wright Conservancy and AIDS Project Los Angeles. Mr. Burkle also serves as a director of Occidental Petroleum Corp. and KB Home Corporation.

Mr. Hippeau has served as a member of the Board of Directors since January 1996. Mr. Hippeau has been a Managing Partner of SOFTBANK Capital, a technology oriented venture capital firm, since 2000. Before joining SOFTBANK Capital, from 1993 to 2000, Mr. Hippeau served as Chairman and CEO of Ziff-Davis, Inc., an integrated media and marketing services company serving the technology community. Mr. Hippeau joined Ziff-Davis, Inc. in 1989 as Publisher of PC Magazine and held several senior executive positions before becoming Chairman and CEO. Mr. Hippeau also serves as a director of a number of private technology companies and of Starwood Hotels and Resorts WorldWide, Inc.

Mr. Joshi has served as a member of the Board of Directors since July 2005. Mr. Joshi was elected Executive Vice President of the Imaging and Printing Group at Hewlett-Packard Company (“HP”) in 2002 after serving as Vice President since January 2001. Mr. Joshi also served as Chairman of Phogenix Imaging LLC, a joint venture between HP and Eastman Kodak Company, from 2000 until May 2003. Prior to that, Mr. Joshi was Vice President and General Manager of Inkjet Systems. Mr. Joshi holds a Master’s degree in electrical engineering from Ohio State University.

Mr. Kern has served as a member of the Board of Directors since January 1996. Mr. Kern has been an investor in several media and marketing companies and has served as Chairman of the Board of American Media Management, Inc. since December 1990. Mr. Kern was also co-founder and Chief Executive Officer of American Media, Inc., a group owner of commercial radio stations sold to AMFM (now part of Clear Channel Communications, Inc.) in October 1994. Mr. Kern is a member of the Board of Directors of the UCSF Foundation, the Yale University Development Board, and the Prostate Cancer Foundation and is a trustee of the Environmental Defense Fund. Mr. Kern holds a Bachelor’s degree from Yale University.

Mr. Kotick has served as a member of the Board of Directors since March 2003. Since February 1991, Mr. Kotick has been the Chairman and Chief Executive Officer of Activision, Inc., a publisher of interactive entertainment software products. Mr. Kotick also serves as a trustee for the Center for Early Education, as a member of the Board of Directors of the Tony Hawk Foundation and as Chairman of the Committee of Trustees of the Los Angeles County Museum of Art.

Mrs. Wilderotter has served as a member of the Board of Directors since July 2007. She has served as Chairman of the Board of Citizens Communications Company since December 2005 and as Chief Executive Officer and President and as a director since November 2004. From February 2004 to November 2004, Mrs. Wilderotter was Senior Vice President of World Wide Public Sector at Microsoft Corporation, and from November 2002 to February 2004, she was Microsoft’s Senior Vice President, Business Strategy. From 1997 to 2002, she served as President, Chief Executive Officer and director of Wink Communications, Inc., an interactive television technology company. From 1995 to 1997, Ms. Wilderotter was the Executive Vice President of National Operations and of Wireless Communication Services in the United States at AT&T Wireless. From 1991 to 1995, Ms. Wilderotter was Senior Vice President of McCaw Cellular Communications, Inc. and also served as McCaw’s Regional President of the California/Nevada/Hawaii Region. McCaw became AT&T Wireless upon AT&T’s acquisition of McCaw. Mrs. Wilderotter also serves as a director of Tribune Company, a media company operating businesses in broadcasting, publishing and on the Internet, and Xerox Corporation. Mrs. Wilderotter holds a Bachelor’s degree from The College of the Holy Cross.

Mr. Wilson has served as a member of the Board of Directors since November 2001. Mr. Wilson served as Chairman of the Board of Northwest Airlines Corporation (“Northwest”), the parent of Northwest Airlines, Inc., from April 1997 to May 2007 and as Co-Chairman of the Board of Northwest from 1991 to 1997. He also served as Executive Vice President and Chief Financial Officer of the Walt Disney Company from 1985 to 1989. Prior to that time, Mr. Wilson served for 11 years in various executive positions at Marriott Corp., including Executive Vice President and Chief Financial Officer. Mr. Wilson is currently a Trustee Emeritus of Duke University, a member of the Board of Overseers of the Keck School of Medicine of the University of Southern California, a member of the NCAA Leadership Advisory Board and a member of the Board of Directors of Millennium Promise. Mr. Wilson serves as a director of CB Richard Ellis Group, Inc. Mr. Wilson holds a Bachelor’s degree from Duke University and an M.B.A. from the Wharton Graduate School of Business.

Mr. Yang, a founder of Yahoo! and Chief Yahoo, has served as Chief Executive Officer of Yahoo! since June 2007 and as a member of the Board of Directors since March 1995. Mr. Yang co-developed Yahoo! in 1994 while he was working towards his Ph.D. in electrical engineering at Stanford University. Mr. Yang also serves as a director of Yahoo! Japan Corporation and Cisco Systems, Inc. Mr. Yang holds a Bachelor’s and a Master’s degree in electrical engineering from Stanford University.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board of Directors, on the recommendation of the Nominating/Governance Committee, has adopted the Corporate Governance Guidelines to assist the Board of Directors in the discharge of its duties and to serve the interests of the Company and its stockholders. The Guidelines can be found on our corporate website at www.yahoo.com. The Guidelines may be found as follows: From our main web page, first click on “Company Info” at the bottom of the page, then on “Corporate Governance” under the “Investor Relations” heading and then on “Corporate Governance Guidelines.”

Director Independence

The Company’s Guidelines provide that the Board of Directors shall be comprised of a majority of directors who, in the business judgment of the Board, qualify as independent directors under applicable SEC rules, the Nasdaq listing standards and the Company’s Guidelines.

Each director’s relationships with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) that have been identified are reviewed annually, and only those directors (i) who in the opinion of the Board have no relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and (ii) who otherwise meet the requirements of the Nasdaq listing standards are considered Independent Directors.

The Board has affirmatively determined that all of its director nominees, except Jerry Yang, who serves as Chief Executive Officer of the Company, are Independent Directors, each of the members of the Nominating/Governance, Compensation and Audit Committees is an Independent Director and each member of the Audit Committee meets the independence standards required for Audit Committee members under applicable SEC rules, the Nasdaq listing standards and the Company’s Guidelines. The Board also affirmatively determined that Edward R. Kozel, who served on our Board of Directors until his resignation on May 20, 2008, was an Independent Director during the period of his service and met the independence standards required for Audit Committee members under applicable SEC rules, the Nasdaq listing standards and the Company’s Guidelines while he was a member of the Audit Committee. Terry S. Semel, who served on our Board of Directors until his resignation on January 31, 2008, was not an Independent Director during the period of his service on our Board of Directors because he also served as our Chief Executive Officer until his resignation as Chief Executive Officer on June 18, 2007.

The Independent Directors are:

Roy J. Bostock
Ronald W. Burkle
Eric Hippeau
Vyomesh Joshi
Arthur H. Kern
Robert A. Kotick
Mary Agnes Wilderotter
Gary L. Wilson

In making its subjective determination that each non-employee director is independent, the Board considered the transactions described below in the context of the Nasdaq objective standards and the Company’s Guidelines, the special standards established by Nasdaq and the SEC for members of the Audit Committee, and the SEC and the Internal Revenue Service standards for Compensation Committee members. In each case, the Board affirmatively determined that, because of the nature of the director’s relationship with the entity and/or the amount involved, the relationship did not, or would not, interfere with the director’s exercise of independent judgment in carrying out his or her responsibilities as a director.

The Board’s independence determinations included reviewing the following transactions:

•	Transactions in the ordinary course of business between the Company and an entity of which the Company’s director is an executive officer, employee or substantial owner, or an immediate family member of an executive officer of such entity. The Board reviewed certain relationships and/or transactions in the ordinary course of business with the following companies and their applicable subsidiaries: Activision, Inc. (for which Mr. Kotick serves as Chairman and Chief Executive Officer), Citizens Communications Company (for which Mrs. Wilderotter serves as Chairman, Chief Executive Officer and President), and Hewlett-Packard Company (for which Mr. Joshi serves as an Executive Vice President).

•	Other transactions between the Company and an entity of which the Company’s director is an executive officer, employee or substantial owner, or an immediate family member of an executive officer of such entity. The Board reviewed the Company’s relationship with and the Company’s investment in a venture capital fund managed by SOFTBANK Capital (for which Mr. Hippeau serves as a Managing Partner). Pursuant to a 1999 partnership agreement, the Company invested on the same terms and on the same basis as all other limited partners.

•	Transactions in the ordinary course of business between the Company and an entity in which the Company’s director serves or served as a non-employee director in 2007. Although these types of transactions would generally not be deemed to compromise a director’s independence, information regarding these transactions is provided to the Board of Directors for consideration. The Board reviewed certain relationships/transactions in the ordinary course of business involving aggregate payments greater or equal to $10,000 with the following companies and their applicable subsidiaries, for which the following directors served as a non-employee director or trustee during all or part of 2007: BeliefNet, Inc. (Mr. Hippeau); Current Media, LLC (Mr. Burkle); Environmental Defense Fund (Mr. Kern); KB Home Corporation (Mr. Burkle); Morgan Stanley (Mr. Bostock); Network Appliance, Inc. (Mr. Kozel); Northwest Airlines Corp. (Messrs. Bostock and Wilson); PureVideo Networks (Mr. Hippeau); Reuters Group PLC (Mr. Kozel); Starwood Hotels and Resorts Worldwide, Inc. (Mr. Hippeau); The McClatchy Company (Mrs. Wilderotter); ThumbPlay, Inc. (Mr. Hippeau); Tribune Company (Mrs. Wilderotter); and Xerox Corporation (Mrs. Wilderotter).

•	Discretionary charitable contributions to organizations for which a Company’s director or a director’s spouse serves as an executive officer, trustee or director or is otherwise affiliated. The Board reviewed certain discretionary charitable contributions by the Company to the following organizations affiliated with the Company’s non-employee directors: Committee for Economic Development (Mr. Bostock) and The Partnership for a Drug Free America (Mr. Bostock).

•	The Board also reviewed certain other relationships relevant to determining board member independence. Mr. Bostock is a director and the current Chairman of the Board of Northwest Airlines Corporation, and Mr. Wilson is a former director and former Chairman of the Board of Northwest Airlines Corporation. Each of Messrs. Wilson and Bostock serves as a member of the board of visitors of the Fuqua School of Business at Duke University and on the advisory board of Neospire Corporation. Mr. Bostock’s son-in-law is a Managing Director of Morgan Stanley’s asset management division. Messrs. Hippeau and Joshi each has a daughter that interned at the Company during the summer of 2007. Mr. Kotick served concurrently with Mr. Semel, the Company’s former Chairman of the Board and Chief Executive Officer, on the Board of Trustees of the Los Angeles County Museum of Art.

Meetings and Committees of the Board of Directors

During fiscal 2007, the Board of Directors held 16 meetings and took action by unanimous written consent on two occasions. During fiscal 2007, each incumbent director then in office attended at least 75% of the aggregate of the total number of meetings of the Board of Directors held during the period in which he or she was a director and the total number of meetings held by all of the committees of the Board of Directors during the period in which he or she served on the committee. Independent Directors of our Board of Directors meet in regularly scheduled sessions without management. Mr. Bostock, the Company’s independent, non-executive Chairman of the Board, also chairs the executive sessions of the Board. The Board of Directors has a standing Audit Committee, Compensation Committee, and Nominating/Governance Committee.

Audit Committee.  The Company has a separately-designated Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee is comprised of three of the Company’s Independent Directors: Mrs. Wilderotter (Chair) and Messrs. Joshi and Wilson. Mr. Kern served as a member of the Audit Committee until January 1, 2008 when Mrs. Wilderotter was elected to the Audit Committee. Mr. Kozel served as Chair of the Audit Committee until March 3, 2008, when he resigned from the Audit Committee and Mrs. Wilderotter was appointed Chair of the Audit Committee. It met 9 times during fiscal 2007 and acted by unanimous written consent on two occasions. The Audit Committee is responsible for the appointment, retention and termination of the Company’s independent registered public accounting firm and monitors the effectiveness of the audit effort, the Company’s financial and accounting organization and its system of internal controls and disclosure controls. Each member of the Audit Committee is independent within the meaning of applicable SEC rules, the Nasdaq listing standards and the Company’s Guidelines. The Board has determined that Mr. Wilson qualifies as an audit committee financial expert within the meaning of SEC rules.

The Audit Committee is governed by a charter, which was amended on December 13, 2007. A current copy of the amended charter is available on our corporate website at www.yahoo.com. The charter may be found as follows:

From our main web page, first click on “Company Info” at the bottom of the page, then on “Corporate Governance” under the “Investor Relations” heading and then on “Audit Committee Charter.”

Compensation Committee.  The Compensation Committee consists of three of the Company’s non-employee directors: Messrs. Kern (Chair), Bostock and Burkle. Each of the members of the Compensation Committee is an Independent Director and an “outside director” under Section 162(m) of the U.S. Internal Revenue Code (“Section 162(m)”). The Compensation Committee held 15 meetings and took action by unanimous written consent on two occasions during fiscal 2007.

The Compensation Committee is governed by a charter, a current copy of which is available on our corporate website at www.yahoo.com. The charter may be found as follows: From our main web page, first click on “Company Info” at the bottom of the page, then on “Corporate Governance” under the “Investor Relations” heading and then on “Compensation Committee Charter.”

Pursuant to its charter, the Compensation Committee’s responsibilities include the following:

•	reviewing the Company’s executive compensation programs in light of the Company’s goals and objectives for these programs and approving or recommending to the Board any changes in these programs as the Compensation Committee deems appropriate;

•	reviewing the Company’s equity compensation and other employee benefit plans in light of the Company’s goals and objectives for these plans and approving or recommending to the Board any changes to these plans as the Compensation Committee deems appropriate;

•	evaluating annually the performance of the Company’s Chief Executive Officer and other executive officers and setting the compensation level of the Chief Executive Officer and each of the other executive officers based on this evaluation;

•	reviewing and approving any employment, severance or termination arrangements to be made with any current or former executive officer of the Company; and

•	establishing the criteria for granting options and other equity-based awards to the Company’s officers and other employees and approving the terms of such awards.

The Compensation Committee is also responsible for reviewing and discussing with management the Company’s Compensation Discussion and Analysis and, based on such discussion, making a recommendation to the Board on whether the Compensation Discussion and Analysis should be included in the Company’s proxy statement and/or Annual Report on Form 10-K. The Compensation Committee prepares the Compensation Committee Report for inclusion in the Company’s proxy statement and/or Annual Report on Form 10-K.

The Compensation Committee also reviews and makes recommendations regarding the compensation paid to the Company’s non-employee directors. However, the full Board of Directors determines the compensation for the Company’s non-employee directors.

The Compensation Committee may form subcommittees and delegate to its subcommittees such power and authority as it deems appropriate, except that the Compensation Committee may not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Compensation Committee as a whole. The Compensation Committee has no current intention to delegate any of its authority with respect to determining executive officer compensation to any subcommittee. In setting the compensation levels for the Named Executive Officers (as defined below under “Information Regarding Beneficial Ownership of Principal Stockholders and Management”) other than Mr. Yang, the Compensation Committee considers Mr. Yang’s recommendations. However, the Compensation Committee is solely responsible for making the final decisions on compensation for the Named Executive Officers.

Pursuant to its charter, the Compensation Committee is authorized to retain such independent counsel, compensation and benefits consultants, independent counsel and other outside experts or advisors as it believes to be necessary or appropriate to carry out its duties. A compensation consultant engaged to advise the Compensation Committee with respect to executive and director compensation is not permitted to engage in work for the Company that is unrelated to executive and director compensation. The Compensation Committee retained the firm of

Frederic W. Cook & Co., Inc. as independent compensation consultants to assist it in determining the compensation levels for our senior executive officers for 2007. The compensation consultants advised the Compensation Committee on trends in executive compensation, determination of pay programs, assessment of competitive pay levels and mix (e.g., proportion of fixed pay to incentive pay, proportion of annual cash pay to long-term incentive pay), setting compensation levels for executive officers and, with respect to executive officers and directors, selection of appropriate peer group companies.

Nominating and Corporate Governance Committee.  The members of the Nominating/Governance Committee are Messrs. Bostock (Chair), Kotick and Kern, each of whom is an Independent Director. Mr. Joshi served as a member of the Nominating/Governance Committee and Mr. Kotick served as Chair of the Nominating/Governance Committee until December 1, 2007, when Mr. Kern was elected to the Nominating/Governance Committee and Mr. Bostock was appointed Chair of the Nominating/Governance Committee. The Nominating/Governance Committee met three times during 2007.

The Nominating/Governance Committee is governed by a charter, a current copy of which is available on our corporate website at www.yahoo.com. The charter may be found as follows: From our main web page, first click on “Company Info” at the bottom of the page, then on “Corporate Governance” under the “Investor Relations” heading and then on “Nominating and Corporate Governance Committee Charter.”

Under the charter, the functions of the Nominating/Governance Committee include (i) identifying and recommending to the Board of Directors individuals qualified to serve as directors of the Company and on the committees of the Board; (ii) advising the Board with respect to matters of board composition, procedures and committees; (iii) assessing the appropriateness of a director nominee who does not receive a “majority of votes cast” in an uncontested election of directors to continue to serve as a director and recommending to the Board the action to be taken with respect to any letter of resignation submitted by such director; (iv) developing and recommending to the Board a set of corporate governance principles applicable to the Company and overseeing corporate governance matters generally; and (v) overseeing the annual evaluation of the Board and its committees.

The Nominating/Governance Committee will consider director candidates recommended by stockholders. In evaluating candidates submitted by stockholders, the Nominating/Governance Committee will consider (in addition to the criteria applicable to all director candidates described below) the needs of the Board and the qualifications of the candidate, and may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the Nominating/Governance Committee, a stockholder must submit the recommendation in writing and must include the following information:

•	The name of the stockholder and evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership; and

•	The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if selected by the Nominating/Governance Committee and nominated by the Board.

The stockholder recommendation and information described above must be sent to the Corporate Secretary at 701 First Avenue, Sunnyvale, California 94089. For a candidate to be considered for nomination by the Nominating/Governance Committee at an annual meeting, a stockholder recommendation must be received not less than 120 days prior to the anniversary date of the Company’s most recent annual meeting of stockholders.

The Nominating/Governance Committee believes that the minimum qualifications for service as a director of the Company are that a nominee possess (i) an ability, as demonstrated by recognized success in his or her field, to make meaningful contributions to the Board’s oversight of the business and affairs of the Company, and (ii) an impeccable reputation of integrity and competence in his or her personal or professional activities. Pursuant to its charter, the Nominating/Governance Committee’s evaluation of potential candidates is consistent with the Board’s criteria for selecting new directors. Such criteria include an understanding of the Company’s business environment and the possession of such knowledge, skills, expertise and diversity of experience as may enhance the Board’s ability to manage and direct the affairs and business of the Company and, where applicable, improve the ability of board committees to fulfill their duties. The Nominating/Governance Committee also takes into account, as applicable, the satisfaction of any independence requirements imposed by any applicable laws, regulations or rules and the Company’s Guidelines.

The Nominating/Governance Committee may receive suggestions from current board members, the Company’s executive officers or other sources, which may be either unsolicited or in response to requests from the Nominating/Governance Committee for such candidates. The Nominating/Governance Committee also, from time to time, may engage firms that specialize in identifying director candidates. As described above, the Nominating/Governance Committee will also consider candidates recommended by stockholders.

After a person has been identified by the Nominating/Governance Committee as a potential candidate, the Nominating/Governance Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating/Governance Committee determines that the candidate warrants further consideration, the Chairman or another member of the Nominating/Governance Committee may contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating/Governance Committee may request information from the candidate, review the person’s accomplishments and qualifications and may conduct one or more interviews with the candidate. The Nominating/Governance Committee may consider all such information in light of information regarding any other candidates that the Nominating/Governance Committee might be evaluating for membership on the Board. In certain instances, Nominating/Governance Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Nominating/Governance Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, in the case of such a candidate the Board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

Recent Bylaw Amendment

On March 3, 2008, the Board approved an amendment to Section 2.5 (Advance Notice of Stockholder Nominees) of the Company’s amended and restated bylaws to extend the date by which stockholders may submit nominations of persons for election to the Board of Directors of the Company at the Company’s 2008 annual meeting of stockholders to the close of business on the 10th day following the earlier of (a) the day on which notice of the date of the 2008 annual meeting is mailed or (b) the day public announcement of the date of the 2008 annual meeting is first made.

Code of Conduct

Our Board of Directors has adopted two codes of conduct, which are posted on the Company’s website at www.yahoo.com. These codes may be found as follows: From our main webpage, first click on “Company Info” at the bottom of the page, then on “Corporate Governance” under the “Investor Relations” heading and then click on, as applicable, “Code of Ethics” or “Guide to Business Conduct & Ethics.”

Code of Ethics.  The Company’s Code of Ethics applies to our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and Controller and sets forth specific policies to guide the designated officers in their duties. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any amendment to, or waiver from, a provision of this Code of Ethics by posting such information on our website, at the address and location specified above.

Guide to Business Conduct and Ethics.  The Company’s Guide to Business Conduct and Ethics applies to the Company’s employees and directors. The Guide to Business Conduct and Ethics sets forth the fundamental principles and key policies and procedures that govern the conduct of our business.

Communications with Directors

The Board has established a process to receive communications from stockholders. Stockholders and other interested parties may contact any member (or all members) of the Board, or the non-management directors as a group, any board committee or any chair of any such committee by mail or electronically. To communicate with the Board of

Directors or any member, group or committee thereof, correspondence should be addressed to the Board of Directors or any member, group or committee thereof by name or title. All such correspondence should be sent “c/o Corporate Secretary” at 701 First Avenue, Sunnyvale, California 94089 or electronically to CorporateSecretary@yahoo-inc.com.

All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. The Corporate Secretary will forward copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board of Directors or its committees or that he or she otherwise determines requires the attention of any member, group or committee of the Board of Directors.

It is the Company’s policy that directors are invited and encouraged to attend the annual meeting. Each of our directors then serving on the Board was in attendance at the 2007 annual meeting.

Director Compensation

The Company does not currently pay cash fees to its directors for performance of their duties as directors of the Company, other than the Chairman and committee chair fees described below. The Company does reimburse its directors for their out-of-pocket expenses incurred in connection with attendance at board, committee and stockholder meetings, and other business of the Company. The Company’s 1996 Directors’ Stock Plan, as amended and restated, (the “Directors’ Plan”) provides that each newly appointed or elected non-employee director of the Company will be granted a nonqualified stock option to purchase 30,000 shares of common stock and an award of 10,000 restricted stock units on the date he or she first becomes a director. Thereafter, on the date of each annual meeting of stockholders at which such non-employee director is elected, he or she will be granted an additional option to purchase 15,000 shares of common stock and an additional award of 5,000 restricted stock units if, on that date, he or she has served on the Board of Directors for at least six of the preceding 12 months. If the director has served on the Board of Directors for less than six of the preceding 12 months, he or she will receive a pro rata portion of such option and restricted stock units based on number of days served during such six month period. The options and restricted stock units granted to non-employee directors are scheduled to vest in equal quarterly installments over the one-year period following the date of grant. The restricted stock units granted under the Directors’ Plan will generally be paid in an equivalent number of shares of common stock on the earlier of the date the non-employee director’s service terminates and the third anniversary of the date of grant, subject to any election by the non-employee director to defer the payment date.

The Directors’ Plan provides certain benefits that are triggered by certain corporate transactions. In the event of the dissolution or liquidation of the Company, a sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company with or into another corporation in which the Company is not the surviving corporation or any other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged (a “Corporate Transaction”), options and restricted stock units granted under the Directors’ Plan will become fully vested, and the Company will provide each director optionee either a reasonable time within which to exercise the option or a substitute option with comparable terms as to an equivalent number of shares of stock of the corporation succeeding the Company or acquiring its business by reason of such Corporate Transaction. Vested restricted stock units will generally be paid in an equivalent number of shares of common stock immediately prior to the effectiveness of such Corporate Transaction.

The non-executive Chairman of the Board of Directors receives an additional annual fee of $275,000 for his service as Chairman, payable in cash. The Company also pays an annual fee to each non-employee director who serves as the chair of a committee of the Board of Directors. The fee is $35,000 for the chair of the Audit Committee and $15,000 for the chair of each of the Compensation, Nominating/Governance and Transaction Committees. These committee chair fees are payable in cash, but the director may elect to have his or her fee converted into an award of either stock options or restricted stock units granted under the Directors’ Plan. If the director elects a stock option, the option would cover a number of shares of the Company’s common stock determined by multiplying his or her fee by three and dividing the product by the fair market value of a share of the Company’s common stock on the grant date, which is generally the last day of the calendar quarter for which the applicable fees would have otherwise been paid. The exercise price of the stock option would be equal to the fair market value of a share of the Company’s common stock on the grant date. If the director elects a restricted stock unit award, he or she would be credited with a number of restricted stock units equal to the amount of his or her fee divided by the fair market value of a share of the Company’s common stock on the grant date, which is generally the last day of the calendar quarter for which the applicable fees would have otherwise been paid. Any stock option or restricted stock unit award granted upon conversion of committee chair fees would be fully vested on the grant date.

Each of our non-employee directors will have served for more than six months of the preceding 12 months at the time of the 2008 annual meeting, and each will therefore be granted an option to purchase 15,000 shares of the Company’s common stock and 5,000 restricted stock units under the Directors’ Plan if he or she is elected to the Board of Directors at the 2008 annual meeting.

The Board has adopted stock ownership guidelines for directors. By the later of three years after joining the Board or October 20, 2008, each director should own at least 12,000 shares of Yahoo! common stock. Vested but unpaid restricted stock units count toward satisfaction of this threshold.

Director Compensation Table — Fiscal 2007

A director who is also an employee of Yahoo! receives no additional compensation for serving on the Board or its committees. The following table shows compensation information for fiscal 2007 for Yahoo!’s non-employee directors (including Mr. Kozel, who resigned as director on May 20, 2008).

	Fees
	Earned or					Non-Equity	Change in Pension
	Paid in	Stock		Option		Incentive Plan	Deferred	All Other
	Cash	Awards		Awards		Compensation	Compensation	Compensation	Total
Name	($)	($)(1)(2)		($)(3)(4)		($)	Earnings	($)	($)

Roy J. Bostock	0	140,035		359,229	(5)	N/A	N/A	0	499,264
Ronald W. Burkle	0	140,035		342,011		N/A	N/A	0	482,046
Eric Hippeau	0	140,035		356,639	(6)	N/A	N/A	0	496,674
Vyomesh Joshi	0	140,035		379,485		N/A	N/A	0	519,520
Arthur H. Kern	0	154,979	(7)	342,011		N/A	N/A	0	496,990
Robert A. Kotick	0	140,035		352,739	(8)	N/A	N/A	0	492,774
Edward R. Kozel	0	140,035		376,167	(9)	N/A	N/A	0	516,202
Mary Agnes Wilderotter	0	103,736	(10)	102,096	(10)	N/A	N/A	0	205,832
Gary L. Wilson	0	140,035		342,011		N/A	N/A	0	482,046

(1)	Amounts shown in this column reflect the Company’s accounting expense for these awards and do not reflect whether the recipient has actually realized a financial benefit from the awards (such as by vesting in a restricted stock unit award). This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2007 fiscal year for the fair value of restricted stock units granted to the directors in accordance with Financial Accounting Standard No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. No stock awards were forfeited by any of our non-employee directors in 2007. For additional information, refer to Note 12 of the Yahoo! consolidated financial statements in the 2007 Form 10-K, as filed with the SEC. For information on the valuation assumptions with respect to grants made prior to 2007, refer to the note on Employee Benefits in Yahoo!’s consolidated financial statements in the Form 10-K for the respective year.

(2)	Except for Mrs. Wilderotter, who joined the Board on July 26, 2007, each non-employee director listed in the table above was granted an award of 5,000 restricted stock units on June 12, 2007 under the Directors’ Plan. Each of these awards had a grant date fair value of $135,250. The outstanding and unvested restricted stock units held by each director at 2007 fiscal year-end: Mr. Bostock (2,500), Mr. Burkle (2,500), Mr. Hippeau (2,500), Mr. Joshi (2,500), Mr. Kern (2,500), Mr. Kotick (2,500), Mr. Kozel (2,500), Mrs. Wilderotter (7,500), and Mr. Wilson (2,500).

(3)	Amounts shown in this column reflect the Company’s accounting expense for these awards and do not reflect whether the recipient has actually realized a financial benefit from the awards (such as by exercising stock options). This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2007 fiscal year for the fair value of stock options granted to the directors. The fair value was estimated using the Black-Scholes option pricing model in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. No stock options were forfeited by any of our non-employee directors in 2007. For additional information, refer to Note 12 of the Yahoo! consolidated financial statements in the 2007 Form 10-K, as filed with the SEC. For information on the valuation assumptions with respect to grants made prior to 2007, refer to the note on Employee Benefits in Yahoo!’s consolidated financial statements in the Form 10-K for the respective year.

(4)	Except for Mrs. Wilderotter, each non-employee director listed in the table above was granted a stock option to purchase 15,000 shares on June 12, 2007 under the Directors’ Plan with an exercise price of $27.05. Each of these options had a grant date fair value of $134,576. The outstanding options held by each director at 2007 fiscal year-end: Mr. Bostock (251,356), Mr. Burkle (430,000), Mr. Hippeau (652,560), Mr. Joshi (130,000), Mr. Kern (650,885), Mr. Kotick (252,140), Mr. Kozel (290,144), Mrs. Wilderotter (30,000), and Mr. Wilson (343,200).

(5)	In lieu of cash, Mr. Bostock elected to receive payment of his committee chair fees earned during 2007 in the form of options to purchase the Company’s common stock. Accordingly, Mr. Bostock was granted an option to purchase 161 shares on December 31, 2007 with an exercise price of $23.26, which had a grant date fair value of $1,377.

(6)	In lieu of cash, Mr. Hippeau elected to receive payment of his committee chair fees for 2007 in the form of options to purchase the Company’s common stock. Accordingly, Mr. Hippeau was granted an option to purchase 359 shares on March 30, 2007 with an exercise price of $31.29, which had a grant date fair value of $3,411; an option to purchase 414 shares on June 29, 2007 with an exercise price of $27.13, which had a grant date fair value of $3,331; an option to purchase 419 shares on September 30, 2007 with an exercise price of $26.84, which had a grant date fair value of $3,756; and an option to purchase 483 shares on December 31, 2007 with an exercise price of $23.26, which had a grant date fair value of $4,131.

(7)	In lieu of cash, Mr. Kern elected to receive payment of his committee chair fees for 2007 in the form of restricted stock units. Accordingly, Mr. Kern was granted an award of 119 restricted stock units on March 30, 2007, which had a grant date fair value of $3,724; an award of 138 restricted stock units on June 29, 2007, which had a grant date fair value of $3,744; an award of 139 restricted stock units on September 30, 2007, which had a grant date fair value of $3,731; and an award of 161 restricted stock units on December 31, 2007, which had a grant date fair value of $3,745.

(8)	In lieu of cash, Mr. Kotick elected to receive payment of his committee chair fees for 2007 in the form of options to purchase the Company’s common stock. Accordingly, Mr. Kotick was granted an option to purchase 359 shares on March 30, 2007 with an exercise price of $31.29, which had a grant date fair value of $3,411; an option to purchase 414 shares on June 29, 2007 with an exercise price of $27.13, which had a grant date fair value of $3,331; an option to purchase 419 shares on September 30, 2007 with an exercise price of $26.84, which had a grant date fair value of $3,756; and an option to purchase 322 shares on December 31, 2007 with an exercise price of $23.26, which had a grant date fair value of $2,754.

(9)	In lieu of cash, Mr. Kozel elected to receive payment of his committee chair fees for 2007 in the form of options to purchase the Company’s common stock. Accordingly, Mr. Kozel was granted an option to purchase 838 shares on March 30, 2007 with an exercise price of $31.29, which had a grant date fair value of $7,961; an option to purchase 967 shares on June 29, 2007 with an exercise price of $27.13, which had a grant date fair value of $7,780; an option to purchase 978 shares on September 30, 2007 with an exercise price of $26.84, which had a grant date fair value of $8,768; and an option to purchase 1,128 shares on December 31, 2007 with an exercise price of $23.26, which had a grant date fair value of $9,647.

(10)	In connection with her appointment to the Board of Directors, Mrs. Wilderotter was granted on July 26, 2007 a nonqualified stock option to purchase 30,000 shares of common stock with an exercise price of $24.03, which had a grant date fair value of $236,502, and an award of 10,000 restricted stock units which had a grant date fair value of $240,300.

Required Vote

Each of the directors will be elected by a plurality of the votes cast, meaning that the nine (9) nominees receiving the most votes will be elected. Only votes cast “FOR” a nominee will be counted. This required vote is discussed further above under the section entitled “Proposal No. 1 Election of Directors — Voting Standard.”

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF ALL NOMINEES NAMED ABOVE. WHITE PROXY CARDS RECEIVED BY THE COMPANY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES NAMED ABOVE UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE IN THE PROXY.

THE BOARD URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY THE ICAHN ENTITIES.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP has served as the Company’s independent registered public accounting firm since February 1996 and has been appointed by the Audit Committee to continue as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008. In the event that ratification of this appointment is not approved by a majority of the shares of common stock of the Company represented at the annual meeting in person or by proxy and entitled to vote on the matter, the Audit Committee will consider this fact in connection with its future appointment of an independent registered public accounting firm.

Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting. The representatives will have an opportunity to make a statement and will be available to respond to appropriate questions.

Required Vote

The affirmative vote of the holders of a majority of the Company’s common stock present at the annual meeting in person or by proxy and entitled to vote on this proposal is required to approve the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008. PROXIES RECEIVED BY THE COMPANY WILL BE VOTED “FOR” THIS PROPOSAL UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE IN THE PROXY.

PROPOSAL NO. 3
STOCKHOLDER PROPOSAL

The United Brotherhood of Carpenters Pension Fund, 101 Constitution Avenue, NW, Washington D.C. 20001, which represents that it owns 19,252 shares of the Company’s common stock, has given notice of its intention to present a proposal at the annual meeting. The proposal and the proponent’s supporting statement appear below in italics.

The Board of Directors of Yahoo! strongly opposes adoption of the proposal and asks stockholders to review the Board’s response, which follows the proposal and the proponent’s supporting statement.

The affirmative vote of the holders of a majority of the shares of common stock present, in person or represented by proxy, and entitled to vote on the proposal is required to approve this proposal.

Our Board of Directors recommends that you vote “AGAINST” the stockholder proposal.

Stockholder Proposal

Pay-for-Superior-Performance Principle Proposal

Resolved:  That the shareholders of Yahoo! Inc. (“Company”) request that the Board of Director’s Executive Compensation Committee adopt a pay-for-superior-performance principle by establishing an executive compensation plan for senior executives (“Plan”) that does the following:

•	Sets compensation targets for the Plan’s annual and long-term incentive pay components at or below the peer group median;

•	Delivers a majority of the Plan’s target long-term compensation through performance-vested, not simply time-vested, equity awards;

•	Provides the strategic rationale and relative weightings of the financial and non-financial performance metrics or criteria used in the annual and performance-vested long-term incentive components of the Plan;

•	Establishes performance targets for each Plan financial metric relative to the performance of the Company’s peer companies; and

•	Limits payment under the annual and performance-vested long-term incentive components of the Plan to when the Company’s performance on its selected financial performance metrics exceeds peer group median performance.

Supporting Statement:  We feel it is imperative that executive compensation plans for senior executives be designed and implemented to promote long-term corporate value. A critical design feature of a well-conceived executive compensation plan is a close correlation between the level of pay and the level of corporate performance. The pay-for-performance concept has received considerable attention, yet all too often executive pay plans provide generous compensation for average or below average performance when measured against peer performance. We believe the failure to tie executive compensation to superior corporate performance has fueled the escalation of executive compensation and detracted from the goal of enhancing long-term corporate value. Post-employment benefits provided to executives from severance plans and supplemental executive pensions exacerbate the problem.

We believe that the pay-for-superior-performance principle presents a straightforward formulation for senior executive incentive compensation that will help establish more rigorous pay for performance features in the Company’s Plan. A strong pay and performance nexus will be established when reasonable incentive compensation target pay levels are established; demanding performance goals related to strategically selected financial performance metrics are set in comparison to peer company performance; and incentive payments are awarded only when median peer performance is exceeded.

We believe the Company’s Plan fails to promote the pay-for-superior-performance principle in several important ways. Our analysis of the Company’s executive compensation plan reveals the following features that do not promote the pay-for-superior-performance principle:

•	Total compensation is targeted above the peer group median.

•	The annual incentive award for the Named Executive Officers (“NEOs”) is not based on predetermined performance criteria.

•	100% of the CEO’s and a majority of the other NEO’s long-term compensation is not performance-vested.

•	Target performance levels for the performance-based restricted stock unit metrics are not disclosed and are not peer group related.

•	The CEO’s stock options vest incrementally over three years.

We believe a plan designed to reward superior corporate performance relative to peer companies will help moderate executive compensation and focus senior executives on building sustainable long-term corporate value.

Board of Directors Statement AGAINST Stockholder Proposal

The Board of Directors has carefully considered the foregoing proposal. The Board believes that the proposal fails to take into account the fact that our Chief Executive Officer, Mr. Yang, received a nominal annual salary of only $1 for 2007, continues to have a $1 base salary rate, did not receive any bonus or other compensation from the Company in 2007, and was not granted any stock options or other long term equity incentive awards by the Company in 2007. Because he is one of our largest stockholders, a substantial portion of Mr. Yang’s net worth is already tied to the performance of our stock.

While the Board strongly supports the principle that performance-based arrangements should form a significant portion of the compensation opportunities for executives, the Board does not believe that the strict weighting and benchmarking of the type called for by the stockholder proposal is advisable given that this type of benchmarking is inconsistent with the compensation practices followed by the majority of the companies with which Yahoo! competes for executive talent. The Board believes that, if the policy described in the stockholder proposal was adopted, the Company could be placed at a substantial competitive disadvantage in attracting and retaining the most qualified executives. In order to support Yahoo!’s future growth strategy in a competitive labor market, the Board believes it is imperative that the Compensation Committee retain the flexibility to determine compensation types and levels that appropriately balance the Company’s need to attract and retain qualified executives with its goal of choosing incentives that best align the interests of Yahoo!’s executives with those of its stockholders.

Further, the Board believes that performance-based arrangements already constitute a significant portion of the compensation opportunities for Yahoo!’s executive officers (other than Mr. Yang, who receives virtually no direct compensation for his services). For all of our other executive officers, greater than 88% of each executive’s annual direct compensation already depends upon the achievement of financial goals, individual performance and/or Yahoo!’s stock price. (We use the phrase “direct compensation” to mean base salary, annual incentive bonus, and long-term equity incentive awards. For this purpose, long-term equity incentive award values are based on the grant-date fair value of the awards as determined in accordance with generally accepted accounting principles and SEC rules.)

Annual incentive bonuses comprise the cash component of the Company’s performance-based compensation arrangements for our executives and are intended to reward the achievement of financial, strategic and operating objectives for the applicable year. In determining annual bonus amounts, the Compensation Committee has historically considered multiple performance criteria, including evaluations of the executive’s personal job performance and the Company’s performance measured against its annual business and financial plans and other financial goals. Although the Board believes that Yahoo!’s financial performance relative to its peer companies should be (and is) a factor in determining executive officers’ compensation levels, the Board also believes that the Compensation Committee should have flexibility to determine annual bonuses for Yahoo!’s executives without requiring rigid performance metrics set in relation to peer company performance.

The Board believes requiring that performance targets be established relative to peer companies could shift executives’ focus from long-range growth to short-term comparisons and would place Yahoo! at a substantial competitive disadvantage, particularly in light of the highly competitive nature in Yahoo!’s industry for talent, because Yahoo!’s competitors are not subject to these constraints. Further, the Board believes that Yahoo! should be able to reward its executives for good performance even if its peer companies also do well, particularly since, as described on page 35, it is difficult to identify a single comparable peer to the Company given the breadth of the Company’s business and the rapidly changing environment in which the Company competes. Given the dynamic nature of Yahoo!’s business, it is important that the Compensation Committee have the flexibility to determine appropriate performance goals according to changes in Yahoo!’s business and industry that occur each year and to evaluate how well Yahoo! and its executives are able to adapt to those changes each year without requiring specific links to peer performance.

The equity-based components of the Company’s executive compensation program ensure that a significant portion of the executive’s wealth accumulation opportunities is tied to long-term stock price appreciation that, among other things, promotes the executive’s focus on the long-term financial performance of the Company. For example, in 2007, equity-based awards granted to the Company’s executive officers (other than Mr. Yang who received only his $1 base salary) directly linked approximately 82% to 92% of each executive’s annual direct compensation to the performance of the Company’s stock over the vesting period. The awards granted to executive officers in 2007 consisted of a mixture of stock options and restricted stock units. Restricted stock units are inherently performance-based because the value of the awards is tied directly to the Company’s stock price. In addition, in recent years, the Company has also awarded performance-based restricted stock units to executives which vest only if performance goals established in advance by the Compensation Committee are satisfied. Stock options, even those that vest based on continued employment, are also inherently performance-based because the stock options have value only if the Company’s stock price increases after the grant date.

The Board believes these awards create powerful incentives for our executives to maximize the Company’s performance and create value for our stockholders. The Board also believes that the terms of the Company’s equity-based awards are generally consistent with the practices followed by the majority of the companies with which Yahoo! competes for executive talent. The policy described in the stockholder proposal would limit the Company’s ability to grant these types of awards on these terms. Given the importance of granting equity-based awards on “market” terms to our executives and potential executives, the Board believes that the Company could be placed at a substantial competitive disadvantage in attracting and retaining the most qualified executives if the Company were to adhere to the policy described in the stockholder proposal.

The Compensation Committee is comprised entirely of independent directors and reviews Yahoo!’s compensation program on an ongoing basis and has retained a compensation consulting firm to assist in the development and review of Yahoo!’s compensation practices. This firm does no other work for Yahoo! or management that is unrelated to executive compensation advisory services. The Compensation Committee has also retained independent attorneys to advise it on compensation matters. As part of this review, the Compensation Committee examines competitive data provided by its compensation consulting firm. Competitive market data compares our compensation practices to select Internet-related, technology and media companies, companies with which we compete for executive talent and other relevant companies. The Board strongly believes that the Compensation Committee’s approach to date has provided appropriate links between executive compensation and Yahoo!’s performance and has aligned the interests of executives with those of its stockholders. It also provides the Compensation Committee with the necessary flexibility to address rapidly changing situations and environments.

Recommendation of the Board of Directors

FOR ALL OF THE FOREGOING REASONS, THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “AGAINST” THIS PROPOSAL. PROXIES RECEIVED BY THE COMPANY WILL BE VOTED “AGAINST” THIS PROPOSAL UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE IN THE PROXY.

As described in this proxy statement, each of our executive officers (including Mr. Yang, who is also a director) is eligible to receive cash bonuses and other forms of compensation that are determined in part based upon our financial performance. Accordingly, depending on how the proposal is interpreted, each of these persons may have an interest in the outcome of the proposal.

PROPOSAL NO. 4
STOCKHOLDER PROPOSAL

The City of New York Office of the Comptroller, 1 Centre Street, New York, NY 10007-2341, has notified the Company that it intends to present the following resolution at the annual meeting, as custodian and trustee of the New York City Employees’ Retirement System, beneficial owners of 1,358,440 shares of common stock of the Company, the New York City Teachers’ Retirement System, beneficial owners of 1,219,963 shares of common stock of the Company, the New York City Police Pension Fund, beneficial owners of 691,094 shares of common stock of the Company, the New York City Fire Department Pension Fund, beneficial owners of 197,578 shares of common stock of the Company, and as custodian of the New York City Board of Education Retirement System, beneficial owners of 95,808 shares of common stock of the Company. The proposal and the proponent’s supporting statement appear below in italics.

The Board of Directors of Yahoo! strongly opposes adoption of the proposal and asks stockholders to review the Board’s response, which follows the proposal and its accompanying recitals.

The affirmative vote of the holders of a majority of the shares of common stock present, in person or represented by proxy, and entitled to vote on the proposal is required to approve this proposal.

Our Board of Directors recommends that you vote “AGAINST” the stockholder proposal.

Stockholder Proposal

INTERNET CENSORSHIP

Whereas, freedom of speech and freedom of the press are fundamental human rights, and free use of the Internet is protected in Article 19 of the Universal Declaration of Human Rights, which guarantees freedom to “receive and impart information and ideas through any media regardless of frontiers”, and

Whereas, the rapid provision of full and uncensored information through the Internet has become a major industry in the United States, and one of its major exports, and

Whereas, political censorship of the Internet degrades the quality of that service and ultimately threatens the integrity and viability of the industry itself, both in the United States and abroad, and

Whereas, some authoritarian foreign governments such as the Governments of Belarus, Burma, China, Cuba, Egypt, Iran, North Korea, Saudi Arabia, Syria, Tunisia, Turkmenistan, Uzbekistan, and Vietnam block, restrict, and monitor the information their citizens attempt to obtain, and

Whereas, technology companies in the United States such as Yahoo, Inc. that operate in countries controlled by authoritarian governments have an obligation to comply with the principles of the United Nations Declaration of Human Rights, and

Whereas, technology companies in the United States have failed to develop adequate standards by which they can conduct business with authoritarian governments while protecting human rights to freedom of speech and freedom of expression,

Therefore, be it resolved, that shareholders request that management institute policies to help protect freedom of access to the Internet which would include the following minimum standards:

1)	Data that can identify individual users should not be hosted in Internet restricting countries, where political speech can be treated as a crime by the legal system.

2) The company will not engage in pro-active censorship.

3)	The company will use all legal means to resist government demands for censorship. The company will only comply with such demands if required to do so through legally binding procedures.

4)	Users will be clearly informed when the company has acceded to legally binding government requests to filter or otherwise censor content that the user is trying to access.

5)	Users should be informed about the company’s data retention practices, and the ways in which their data is shared with third parties.

6)	The company will document all cases where legally-binding censorship requests have been complied with, and that information will be publicly available.

Board of Directors Statement AGAINST Stockholder Proposal

At Yahoo!’s 2007 annual meeting of stockholders, the same stockholder presented an identical proposal. The Board of Directors opposed the proposal last year, and stockholders overwhelmingly rejected the proposal, with over 83% of the votes cast voting against it.

Yahoo! is committed to preserving and advancing the fundamental principles of free speech and expression, and as described in detail below, has already adopted policies to promote open access to information and communication for users of the Company’s services around the world. The Board of Directors believes the Company’s existing policies, which were carefully developed by Yahoo!’s management team, provide the Company with the flexibility and resources to comply with applicable laws and, at the same time, protect and advance these important freedoms. By contrast, Yahoo! believes certain of the standards suggested by the proponent would give the Company insufficient flexibility in responding to applicable legal requirements. Accordingly, while Yahoo! shares many of the proponent’s concerns and objectives, the Board of Directors believes, in light of the policies, practices and initiatives already in place at the Company, the proponent’s suggestions are both unnecessary and counter to the best interests of the Company and its users, and therefore urges stockholders to vote “AGAINST” the proposal.

Yahoo! is deeply concerned by efforts of some governments to restrict communication and control access to information. Yahoo! also firmly believes the continued presence and engagement of companies like Yahoo! in these markets is a powerful force in promoting openness and reform. Yahoo! understands its responsibility to remain engaged on these issues on a global basis; however, Yahoo! believes private industry alone cannot effectively influence foreign government policies on issues like the free exchange of ideas and open access to information. Because state actors have the most leverage in this field, Yahoo! believes continued government-to-government dialogue in bilateral and multilateral forums is vital to achieve progress on these complex political and human rights issues.

As part of the Company’s ongoing commitment to preserving the open availability of the Internet around the world, Yahoo! announced in February 2006 it was undertaking the following actions:

•	Collective Action: Yahoo! will work with industry, government, academia and non-governmental organizations to explore policies to guide industry practices in countries where content is treated more restrictively than in the United States and to promote the principles of freedom of speech and expression.

•	Compliance Practices: Yahoo! will continue to employ rigorous procedural protections under applicable laws in response to government requests for information, maintaining its commitment to user privacy and compliance with the law.

•	Information Restrictions: Where a government requests that Yahoo! restrict search results, Yahoo! will do so if required by applicable law and only in a way that impacts the results as narrowly as possible. If Yahoo! is required to restrict search results, it will strive to achieve maximum transparency to the user.

•	Government Engagement: Yahoo! will actively engage in ongoing policy dialogue with governments with respect to the nature of the Internet and the free flow of information.

Following this announcement, the Company established a cross-functional team of Yahoo! employees to support the Company’s efforts to address privacy and free expression issues on a global basis. Building on this team’s efforts, the Company has also established a formal Business & Human Rights Program to further consider and respond to human rights issues that impact the Company’s business. The principal objectives of the Business & Human Rights Program include, among other things: (i) establishing a process for executive decision-making regarding human rights issues, including in particular free expression and privacy; (ii) developing guiding principles and operational guidelines for addressing human rights issues; (iii) assessing the human rights impact of new product and services offerings and of the Company’s foreign operations; (iv) engaging with internal and external stakeholders (including employees, investors, NGOs, governments and users) regarding human rights issues; and (v) establishing an internal accountability framework to review and assess the Company’s policies and practices in the area of human rights.

To further advance thinking and practices around the promotion of free expression and privacy, Yahoo! is actively engaged in a formal dialogue, co-facilitated by Business for Social Responsibility and the Center for Democracy & Technology, that includes industry counterparts, various human rights groups, academic institutions and socially responsible investors. This diverse group aims to produce a set of global principles and operating procedures on freedom of expression and privacy to guide company behavior when faced with laws, regulations and policies that interfere with human rights. The group’s goals also include creating an implementation, accountability and governance framework, as well as a forum for sharing ideas.

The Company has also initiated fellowship programs with two universities to promote the pursuits of journalists from press-restrictive countries and scholars exploring the link between global values, the Internet, and communication technologies. In addition, the Company has established a Human Rights Fund, in partnership with a noted Chinese human rights activist, to provide humanitarian relief and legal support for dissidents imprisoned for expressing their views online.

The policies, practices and initiatives described above have been developed by Yahoo! management based on its thorough and careful consideration of the inherent complexities associated with operating under the laws of multiple foreign countries. These complicated issues require a detailed understanding of the Company’s business (which is highly competitive and characterized by rapid change), user base and technologies, as well as an ability to conform to the various legal and regulatory systems of the countries in which the Company maintains operations. Yahoo! believes that it would be imprudent for the Company to be constrained by a set of specific, static and highly prescriptive standards and policies that may not be workable and effective across countries and business lines. Instead, Yahoo!, its stockholders and its users are better served by more generalized policies that fully reflect the Company’s commitment to the principles of free speech and user privacy and still afford the Company enough flexibility to design and implement procedures that comply with the various legal systems under which the Company chooses to operate.

Yahoo! also believes its existing policies appropriately recognize the different roles private industry and governments play with respect to the nature of the Internet and the flow of information, and that such policies properly allocate to the Company responsibility for working and maintaining a dialogue with governments, members of academia and other industry participants for the purpose of advancing and protecting these fundamental principles. The Company believes its existing policies, practices and initiatives, as described in more detail above, strike an appropriate balance in furthering these important objectives and will effectively position the Company to serve as a continued force in promoting openness and reform.

Recommendation of the Board of Directors

FOR ALL OF THE FOREGOING REASONS, THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “AGAINST” THIS PROPOSAL. PROXIES RECEIVED BY THE COMPANY WILL BE VOTED “AGAINST” THIS PROPOSAL UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE IN THE PROXY.

PROPOSAL NO. 5
STOCKHOLDER PROPOSAL

Mr. John C. Harrington, 1001 2nd Street, Suite 325, Napa, CA 94559, who owns 200 shares of the Company’s common stock, has given notice of his intention to present a proposal at the annual meeting. The proposal and the proponent’s supporting statement appear below in italics.

The Board of Directors of Yahoo! strongly opposes adoption of the proposal and asks stockholders to review the Board’s response, which follows the proposal and the proponent’s supporting statement.

The affirmative vote of the holders of a majority of the shares of common stock present, in person or represented by proxy, and entitled to vote on the proposal is required to approve this proposal.

Our Board of Directors recommends that you vote “AGAINST” the stockholder proposal.

Stockholder Proposal

Amendment to Corporate Bylaws Establishing Board Committee on Human Rights

RESOLVED:  To amend the corporate bylaws, by inserting the following new Article 4.4:

Article 4.4

Board Committee on Human Rights

a. There is established a Board Committee on Human Rights, which is created and authorized to review the implications of company policies, above and beyond matters of legal compliance, for the human rights of individuals in the US and worldwide.

b. The Board of Directors is authorized in its discretion consistent with these Bylaws and applicable law to (1) select the members of the Board Committee on Human Rights, (2) provide said committee with funds for operating expenses, (3) adopt regulations or guidelines to govern said Committee’s operations, (4) empower said Committee to solicit public input and to issue periodic reports to stockholders and the public, at reasonable expense and excluding confidential information, on the Committee’s activities, findings and recommendations, and (5) adopt any other measures within the Board’s discretion consistent with these Bylaws and applicable law.

c. Nothing herein shall restrict the power of the Board of Directors to manage the business and affairs of the company. The Board Committee on Human Rights shall not incur any costs to the company except as authorized by the Board of Directors.

Supporting Statement

The proposed Bylaw would establish a Board Committee on Human Rights which would review and make policy recommendations regarding human rights issues raised by the company’s activities and policies. For example, Yahoo reportedly disclosed the identity of a Chinese citizen who had published information critical of the Chinese government on the internet; as a result of Yahoo’s disclosure, the individual is serving a 10 year jail sentence. Also, of the major internet search engines operating in China, Yahoo censored more terms, according to a limited test conducted by Reporters Without Borders. We believe the proposed Board Committee on Human Rights could be an effective mechanism for addressing the human rights implications of the company’s activities and policies on issues such as these, as they emerge anywhere in the world. In defining “human rights,” proponents suggest that the committee could use the US Bill of Rights and the Universal Declaration of Human Rights as nonbinding benchmarks or reference documents.

Board of Directors Statement and Recommendation AGAINST Stockholder Proposal

At Yahoo!’s 2007 annual meeting of stockholders, the same stockholder presented an identical proposal. The Board of Directors opposed the proposal last year, and stockholders overwhelmingly rejected the proposal, with over 95% of the votes cast voting against it. The Board of Directors continues to oppose the proposal because the Company already has policies that advance fundamental human rights issues, and the Board of Directors believes that the Company’s management is in the best position to review these policies and determine whether and when changes to these policies should be made.

Yahoo! shares the proponent’s commitment to human rights, and as described in more detail in the Board’s statement in opposition to Proposal No. 4 in this proxy statement, the Company’s management team has already instituted practices and initiatives that are designed to assess the implications of the Company’s activities and policies and to protect and advance essential freedoms, such as freedom of expression and privacy rights.

To further advance thinking and practices around the promotion of free expression and privacy, Yahoo! is actively engaged in a formal dialogue, co-facilitated by Business for Social Responsibility and the Center for Democracy & Technology, that includes industry counterparts, various human rights groups, academic institutions and socially responsible investors. This diverse group aims to produce a set of global principles and operating procedures on freedom of expression and privacy to guide company behavior when faced with laws, regulations and policies that interfere with human rights. The group’s goals also include creating an implementation, accountability and governance framework, as well as a forum for sharing ideas.

These practices and initiatives have been developed by Yahoo! management based on its thorough and careful consideration of the inherent complexities associated with operating under the laws of multiple foreign countries. The Board of Directors believes that Yahoo!’s management team, with its day-to-day involvement in the Company’s business operations and its detailed understanding of the legislative and regulatory landscape of the countries in which the Company operates, is in the best position to assess these matters and to make informed judgments as to what practices and policies are most likely to promote the interests of the Company and its stockholders and users.

Recommendation of the Board of Directors

FOR ALL OF THE FOREGOING REASONS, THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “AGAINST” THIS PROPOSAL. PROXIES RECEIVED BY THE COMPANY WILL BE VOTED “AGAINST” THIS PROPOSAL UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE IN THE PROXY.

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF
PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information that has been provided to the Company or included in a Schedule 13G filed with the SEC with respect to beneficial ownership of shares of the Company’s common stock as of May 7, 2008 (except where another date is indicated) for (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of common stock, (ii) each director of the Company, (iii) each individual who served as the principal executive officer or the principal financial officer of the Company in 2007, each of the next three most highly compensated executive officers who were serving as executive officers at the end of the last completed fiscal year and each of the two former executive officers for whom information is required under applicable SEC rules (collectively, the “Named Executive Officers”), and (iv) all directors and current executive officers of the Company as a group.

	Amount and
	Nature of	Percent of
	Beneficial	Common Stock
Beneficial Owner	Ownership(1)	Outstanding(2)

Capital World Investors(3)	135,542,600	9.84%
333 South Hope Street
Los Angeles, CA 90071
Legg Mason Capital Management, Inc.(4)	92,043,501	6.68%
100 Light Street
Baltimore, MD 21202
Capital Research Global Investors(5)	85,106,000	6.18%
333 South Hope Street
Los Angeles, CA 90071
David Filo(6)	79,897,428	5.79%
Jerry Yang(7)	54,110,564	3.92%
Terry S. Semel(8)	18,175,760	1.30%
Susan L. Decker(9)	5,004,468	*
Farzad Nazem(10)	2,470,210	*
Arthur H. Kern(11)	800,371	*
Daniel L. Rosensweig(12)	715,625	*
Eric Hippeau(13)	653,989	*
Michael J. Callahan(14)	531,274	*
Ronald W. Burkle(15)	428,541	*
Gary L. Wilson(16)	341,741	*
Roy J. Bostock(17)	262,285	*
Robert A. Kotick(18)	250,761	*
Michael A. Murray(19)	182,044	*
Vyomesh Joshi(20)	116,916	*
Mary Agnes Wilderotter(21)	30,000	*
Blake Jorgensen(22)	106,250	*
All directors and current executive officers as a group (15 persons)(23)	142,716,632	10.28%

*	Less than one percent.

(1)	The number of shares beneficially owned by each person or group as of May 7, 2008 (except where another date is indicated) includes shares of common stock that such person or group had the right to acquire on or within 60 days after that date, including, but not limited to, upon the exercise of options and vesting and release of restricted stock units. To our knowledge, except as otherwise indicated in the footnotes to this table and subject to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name.

(2)	For each person and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of the 1,378,086,096 shares of common stock outstanding on May 7, 2008 and the number of shares of common stock that such person or group had the right to acquire on or within 60 days of that date, including, but not limited to, upon the exercise of options and vesting and release of restricted stock units.

(3)	Beneficial ownership information is based on information contained in a Schedule 13G/A filed with the SEC on April 10, 2008 by Capital World Investors. The Schedule 13G/A indicates that Capital World Investors, a division of Capital Research and Management Company (“CRMC”), is deemed to be the beneficial owner of 135,542,600 shares as a result of CRMC’s acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940, and that it has sole voting power over 44,433,600 of such shares and sole dispositive power over all of such shares.

(4)	Beneficial ownership information is based on information contained in a Schedule 13G/A filed with the SEC on February 14, 2008 by Legg Mason Capital Management, Inc. and LMM LLC. The Schedule 13G/A indicates that Legg Mason Capital Management, Inc. and LMM LLC collectively own beneficially 92,043,501 shares, of which Legg Mason Capital Management, Inc. is the beneficial owner of 83,843,501 shares, and LMM LLC is the beneficial owner of 8,200,000 shares. Legg Mason Capital Management, Inc. and LMM LLC share voting and dispositive power for all 92,043,501 shares.

(5)	Beneficial ownership information is based on information contained in a Schedule 13G filed with the SEC on February 11, 2008 by Capital Research Global Investors. The Schedule 13G indicates that Capital Research Global Investors, a division of CRMC, is deemed to be the beneficial owner of 85,106,000 shares as a result of CRMC’s acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940, and that it has sole voting power over 27,703,000 of such shares and sole dispositive power over all of such shares.

(6)	Includes 1,700,000 shares issuable upon exercise of options exercisable within 60 days of May 7, 2008 under the Company’s 1995 Stock Plan.

(7)	Includes 1,300,000 shares issuable upon exercise of options exercisable within 60 days of May 7, 2008 under the Company’s 1995 Stock Plan. Also includes 6,310 shares held by Mr. Yang’s wife, of which he disclaims beneficial ownership.

(8)	Based on information provided by Mr. Semel, the beneficial ownership information is as of December 31, 2007. Includes 16,600,000 shares issuable upon exercise of options exercisable within 60 days of December 31, 2007 under the Company’s 1995 Stock Plan. Also includes 760 shares held by his children, of which Mr. Semel disclaims beneficial ownership.

(9)	Includes 4,614,792 shares issuable upon exercise of options exercisable within 60 days of May 7, 2008 under the Company’s 1995 Stock Plan.

(10)	Based on information provided by Mr. Nazem, the beneficial ownership information is as of December 31, 2007. Includes 2,001,668 shares issuable upon exercise of options exercisable within 60 days of December 31, 2007 under the Company’s 1995 Stock Plan.

(11)	Includes 519,814 shares issuable upon exercise of options exercisable within 60 days of May 7, 2008, 1,250 shares issuable pursuant to restricted stock units vesting within 60 days of May 7, 2008 under the Directors’ Plan on the earlier of the third anniversary of the date of grant or the date the director’s service terminates, and 9,307 shares issuable pursuant to vested restricted stock units under the Directors’ Plan on the earlier of the third anniversary of the date of grant or the date the director’s service terminates.

(12)	Based on information provided by Mr. Rosensweig, the beneficial ownership information is as of December 31, 2007. Includes 715,625 shares issuable upon exercise of options exercisable within 60 days of December 31, 2007 under the Company’s 1995 Stock Plan.

(13)	Includes 521,489 shares issuable upon exercise of options exercisable within 60 days of May 7, 2008, 1,250 shares issuable pursuant to restricted stock units vesting within 60 days of May 7, 2008 under the Directors’ Plan on the earlier of the third anniversary of the date of grant or the date the director’s service terminates, and 8,750 shares issuable pursuant to vested restricted stock units under the Directors’ Plan on the earlier of the third anniversary of the date of grant or the date the director’s service terminates.

(14)	Includes 503,708 shares issuable upon exercise of options exercisable within 60 days of May 7, 2008 under the Company’s 1995 Stock Plan.

(15)	Includes 418,541 shares issuable upon exercise of options exercisable within 60 days of May 7, 2008, 1,250 shares issuable pursuant to restricted stock units vesting within 60 days of May 7, 2008 under the Directors’ Plan on the earlier of the third anniversary of the date of grant or the date the director’s service terminates, and 8,750 shares issuable pursuant to vested restricted stock units under the Directors’ Plan on the earlier of the third anniversary of the date of grant or the date the director’s service terminates.

(16)	Includes 331,741 shares issuable upon exercise of options exercisable within 60 days of May 7, 2008, 1,250 shares issuable pursuant to restricted stock units vesting within 60 days of May 7, 2008 under the Directors’ Plan on the earlier of the third anniversary of the date of grant or the date the director’s service terminates, and 8,750 shares issuable pursuant to vested restricted stock units under the Directors’ Plan on the earlier of the third anniversary of the date of grant or the date the director’s service terminates.

(17)	Includes 240,285 shares issuable upon exercise of options exercisable within 60 days of May 7, 2008, 1,250 shares issuable pursuant to restricted stock units vesting within 60 days of May 7, 2008 under the Directors’ Plan on the earlier of the third anniversary of the date of grant or the date the director’s service terminates, and 8,750 shares issuable pursuant to vested restricted stock units under the Directors’ Plan on the earlier of the third anniversary of the date of grant or the date the director’s service terminates.

(18)	Includes 240,681 shares issuable upon exercise of options exercisable within 60 days of May 7, 2008, 1,250 shares issuable pursuant to restricted stock units vesting within 60 days of May 7, 2008 under the Directors’ Plan on the earlier of the third anniversary of the date of grant or the date the director’s service terminates, and 8,750 shares issuable pursuant to vested restricted stock units under the Directors’ Plan on the earlier of the third anniversary of the date of grant or the date the director’s service terminates.

(19)	Includes 130,000 shares issuable upon exercise of options exercisable within 60 days of May 7, 2008 under the Company’s 1995 Stock Plan.

(20)	Includes 102,916 shares issuable upon exercise of options exercisable within 60 days of May 7, 2008, 1,250 shares issuable pursuant to restricted stock units vesting within 60 days of May 7, 2008 under the Directors’ Plan on the earlier of the third anniversary of the date of grant or the date the director’s service terminates, and 8,750 shares issuable pursuant to vested restricted stock units under the Directors’ Plan on the earlier of the third anniversary of the date of grant or the date the director’s service terminates.

(21)	Includes 22,500 shares issuable upon exercise of options exercisable within 60 days of May 7, 2008 and 7,500 shares issuable pursuant to vested restricted stock units under the Directors’ Plan on the earlier of the third anniversary of the date of grant or the date the director’s service terminates.

(22)	Comprised of 106,250 shares issuable upon exercise of options exercisable within 60 days of May 7, 2008 under the Company’s 1995 Stock Plan.

(23)	Includes 10,752,717 shares issuable upon exercise, by certain directors and executive officers, of options exercisable within 60 days of May 7, 2008, 8,750 shares issuable pursuant to restricted stock units vesting within 60 days of May 7, 2008 on the earlier of the third anniversary of the date of grant or the date the director’s service terminates, and 69,307 shares issuable pursuant to vested restricted stock units under the Directors’ Plan on the earlier of the third anniversary of the date of grant or the date the director’s service terminates.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own more than 10 percent of the Company’s common stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and changes in ownership of the Company’s common stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company’s knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended December 31, 2007 all filing requirements applicable to the Reporting Persons were timely met, except one Form 4 to report two transactions by Eric Hippeau (the acquisition of 35,000 shares by option exercise and the sale of those shares) and the Forms 4 to report the automatic annual option grants to certain of Yahoo!’s non-employee directors: Roy J. Bostock, Ronald W. Burkle, Eric Hippeau, Vyomesh Joshi, Arthur H. Kern, Robert A. Kotick, Edward R. Kozel, and Gary L. Wilson. Such late filings did not result in any liability under Section 16(b) of the Exchange Act.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2007 with respect to shares of the Company’s common stock that may be issued under the Company’s existing equity compensation plans, including the 1995 Stock Plan, the Directors’ Plan, and the Amended and Restated 1996 Employee Stock Purchase Plan (the “Purchase Plan”). Each of these plans has been approved by the Company’s stockholders. The Company does not maintain any equity incentive plans that have not been approved by stockholders.

Number of Securities to be
	Issued Upon Exercise of		Weighted Average Exercise		Number of Securities
	Outstanding Options,		Price of Outstanding Options,		Remaining Available
Plan Category	Warrants and Rights		Warrants and Rights		for Future Issuance

Equity compensation plans approved by security holders(1)	198,213,425	(2)	$30.08	(3)	96,943,326	(4)

(1)	Does not include options to purchase an aggregate of 7,403,975 shares of the Company’s common stock that the Company assumed through acquisitions as of December 31, 2007. The weighted average exercise price of those outstanding options is $9.26 per share.

(2)	Does not include 5,098,394 shares of the Company’s common stock issued and outstanding pursuant to unvested restricted stock awards. Includes 25,033,928 shares of the Company’s common stock that are subject to outstanding restricted stock unit awards and 719,122 shares of the Company’s common stock that are subject to outstanding stock appreciation rights.

(3)	Calculated exclusive of outstanding restricted stock unit awards.

(4)	Of these shares, 68,897,389 were available for award grant purposes under the 1995 Stock Plan, 4,813,473 were available for award grant purposes under the Directors’ Plan, and 23,232,464 were available under the Purchase Plan, as of December 31, 2007. Subject to certain express limits of the 1995 Stock Plan, shares available under the 1995 Stock Plan generally may be used for any type of award authorized under that plan including options, stock appreciation rights, restricted stock and other forms of awards granted or denominated in shares of our common stock or units of our common stock. Pursuant to the 1995 Stock Plan, as amended and restated at the 2007 annual meeting, shares that are issued in respect of any “full-value awards” (awards other than option and stock appreciation rights with an exercise or base price that is no less than the fair market value of a share of common stock on the date the award is granted) under the 1995 Stock Plan counted as 1.75 shares until June 11, 2007 and 2.00 shares beginning on June 12, 2007 against the 1995 Stock Plan’s share limit. Shares issued in respect of “full-value awards” granted under the Directors’ Plan after the 2006 annual meeting count as 1.75 shares for every one share actually issued in connection with the award.

OUR EXECUTIVE OFFICERS

Executive officers are elected by and serve at the discretion of the Board of Directors. Set forth below is information regarding our executive officers as of May 7, 2008.

Name	Age	Position

Jerry Yang	39	Chief Executive Officer, Chief Yahoo and Director
David Filo	42	Chief Yahoo
Susan L. Decker	45	President
Blake Jorgensen	48	Chief Financial Officer
Aristotle Balogh	44	Chief Technology Officer
Michael J. Callahan	39	Executive Vice President, General Counsel and Secretary
Michael A. Murray	51	Senior Vice President, Finance and Chief Accounting Officer

Mr. Yang’s biography is set forth under the heading “Proposal No. 1 Election of Directors.”

Mr. Filo, a founder of Yahoo! and Chief Yahoo, has served as an officer of Yahoo! since March 1995, and served as a director of Yahoo! from its founding through February 1996. Mr. Filo reports to our Chief Executive Officer, Jerry Yang. He is involved in guiding Yahoo!’s vision, is involved in many key aspects of the business at a strategic and operational level, and is a stalwart of the Company’s employee culture and morale. Mr. Filo co-developed Yahoo! in 1994 while working towards his Ph.D. in electrical engineering at Stanford University, and co-founded Yahoo! in 1995.

Ms. Decker became President of Yahoo! in June 2007. Prior to that time, Ms. Decker served as Head of Advertiser and Publisher Group from January 2007 to June 2007 and as Yahoo!’s Chief Financial Officer from June 2000 to June 2007. Ms. Decker served as Executive Vice President, Finance and Administration from January 2002 to December 2006. Prior to that, Ms. Decker served as Senior Vice President, Finance and Administration from June 2000 to January 2002. From August 1986 to May 2000, Ms. Decker held several positions for Donaldson, Lufkin & Jenrette, including Director of Global Research from 1998 to 2000. Prior to 1998, she was a Publishing & Advertising Equity Securities Analyst for 12 years. Ms. Decker also serves as a director Berkshire Hathaway, Intel Corporation and Costco Wholesale Corporation.

Mr. Jorgensen became Chief Financial Officer of Yahoo! in June 2007. Prior to joining the Company, Mr. Jorgensen was the Chief Operating Officer and Co-Director of Investment Banking at Thomas Weisel Partners, which he co-founded in 1998. From December 1998 to January 2002, Mr. Jorgensen served as a Partner and Director of Private Placement at Thomas Weisel Partners. From December 1996 to September 1998, Mr. Jorgensen was a Managing Director and Chief of Staff for the CEO and Executive Committee of Montgomery Securities and a Principal in the Corporate Finance Department of Montgomery Securities. Previously, Mr. Jorgensen worked as a management consultant at MAC Group/Gemini Consulting and Marakon Associates. Mr. Jorgensen holds a Bachelor’s degree from Stanford University and an M.B.A. from Harvard University.

Mr. Balogh became Chief Technology Officer of Yahoo! in February 2008. Prior to joining Yahoo!, Mr. Balogh held various positions beginning in 1998 at VeriSign, Inc., a provider of Internet infrastructure services, where he was most recently Executive Vice President, Chief Technology Officer and Head of Global Product Design. Mr. Balogh holds an M.S.E. in Electrical and Computer Engineering and a B.S. in Electrical and Computer Science from John Hopkins University.

Mr. Callahan became Executive Vice President in April 2007 and has served as General Counsel and Secretary since September 2003. Mr. Callahan served as Senior Vice President from September 2003 to April 2007. Prior to that, Mr. Callahan served as Deputy General Counsel and Assistant Secretary from June 2001 to September 2003 and in various other positions in the Yahoo! legal department from December 1999 to June 2001. Prior to joining Yahoo!, Mr. Callahan held positions with Electronics for Imaging Inc. and the law firm of Skadden, Arps, Slate, Meagher & Flom LLP.

Mr. Murray has served as Senior Vice President, Finance since October 2004 and Chief Accounting Officer since December 2004. Prior to joining Yahoo!, Mr. Murray held several positions with Sun Microsystems, Inc., including Vice President, Global Financial Services and Treasurer from July 2002, Treasurer from July 2001 to June 2002 and Vice President Finance, Sun Services from April 1998 to July 2001.

EXECUTIVE OFFICER COMPENSATION AND OTHER MATTERS

Compensation Discussion and Analysis

The Company’s general compensation arrangements are guided by the following principles and business objectives:

•	Our people strategy is to hire and retain top talent in an extremely competitive marketplace, especially for high-impact positions that directly contribute to stockholder value creation.

•	We target our resources toward the highest contributors by focusing on high impact positions and differentiating at all levels based on performance.

•	We believe in broad-based equity compensation to align employee and stockholder interests, with greater equity ownership concentrated among those who have the greatest impact on performance.

The Company’s compensation philosophy for executive officers is designed with these principles in mind and is intended to achieve two principal objectives: (1) to provide a total compensation arrangement for executive talent that enables the Company to attract and retain the key executive talent needed to achieve the Company’s business objectives, and (2) to link executive compensation to improvements in Company performance, increases in long-term stockholder value and individual performance and achievements.

In 2007, Yahoo! embarked on a transformation of the Company’s business and articulated three primary strategic objectives that will form the core of our strategy and operations for the next few years: become the starting point for users on the Internet; establish Yahoo! as the “must buy” for advertisers; and deliver industry-leading platforms that attract developers. During 2007, there were significant changes to our executive leadership team. Notably, our board appointed Jerry Yang, Yahoo! co-founder and long-time board member, to succeed Terry Semel as our Chief Executive Officer, named Susan Decker as our President, and named Blake Jorgensen as our Chief Financial Officer. In 2007, the Compensation Committee gave significant consideration to the retention of our existing executive talent during this period of transition. Consideration was also given to the following significant accomplishments during the year which were achieved through the leadership and oversight of our executive team:

•	acquisition of Right Media Inc., an online advertising exchange, and BlueLithium Inc., an online global ad network, to further the Company’s objectives in building the industry’s leading advertising and publishing network;

•	launching Yahoo! Search Assist, among the most advanced assistance technology on the Web;

•	launching Yahoo! Go for Mobile 2.0, an innovative application that significantly enhanced the mobile Internet experience for consumers through a unique product design, the ability to personalize with content from the entire Internet, and an all new mobile search;

•	launching the second phase of the search marketing system, known as Project Panama, by introducing the new ranking model which allows ads to be ranked by quality and keyword bid price;

•	combining Yahoo!’s search and display advertising sales teams in the U.S. to better serve all our advertisers’ marketing objectives from brand awareness to direct response;

•	strengthening of the Company’s position in advertising, social media, communications and mobile through a range of product launches, strategic partnerships and acquisitions; and

•	continuing to create compelling new consumer offerings to drive audience growth and deepen engagement.

Those individuals listed in the Summary Compensation Table in this report are referred to as the “Named Executive Officers.” The Company’s executive compensation arrangements are administered by the Compensation Committee. The Compensation Committee confers with the Board of Directors in determining the compensation for Mr. Yang, our Chief Executive Officer. In determining compensation for the other Named Executive Officers, and as discussed in more detail below, the Compensation Committee considers, among other things, Mr. Yang’s recommendations. The Compensation Committee is, however, solely responsible for making the final decisions on compensation for the Named Executive Officers. (As noted below, Messrs. Semel, Rosensweig and Nazem each terminated employment with the Company during 2007; references in the following discussion to the “Named Executive Officers’’ generally do not include these former executive officers unless otherwise expressly noted.)

Executive Compensation Program Objectives and Overview

Overview

In order to increase the size of our business and create continued stockholder value, the Company must be able to respond rapidly to new technological developments and changing trends in the multiple worldwide businesses in which we compete. The broad scope and complexity of our business require unique experience and talents in our executives, making it critical to retain on a long-term basis those executives who have developed and grown our business to date, as well as to attract new talent. We also operate in a highly competitive executive labor market and face competitors of similar size and scale to the Company as well as new competitors and start-ups seeking to hire our executives to facilitate and speed their entry into, or expansion of, competing businesses.

Executive Compensation Programs

The Company’s current executive compensation program has three key components, which are designed to be consistent with the Company’s compensation philosophy and to reward executives based on individual and company performance: (1) base salary; (2) annual incentive bonuses; and (3) long-term stock awards, including stock options and restricted stock units. In structuring executive compensation arrangements, the Compensation Committee considers how each component promotes retention and/or rewards performance by the executive. Other than our 401(k) plan, the Company does not provide any pensions or other retirement benefits for our executive officers, nor does it generally provide material perquisites. Furthermore, our executive officers generally do not have contractual rights to severance benefits upon a termination of their employment, except as described below under “Change in Control Severance Plan” and “Potential Payments Upon Termination or Change in Control.”

In order to attract and retain our key executives, the Company seeks to provide targeted “total direct compensation” to our executives above the 50th percentile of competitive market practice. As used in this discussion, the term “total direct compensation” means the executive’s base salary, annual incentive bonus, and long-term equity incentive awards based on the grant-date fair value of such awards as determined in accordance with generally accepted accounting principles and SEC rules. While the Compensation Committee does not target compensation levels to specific bench-marks against the peer companies identified below, base salary levels are generally intended to be consistent with competitive market base salary levels. Performance-based compensation, such as bonus and long-term equity incentive opportunities, is generally targeted to make up a larger portion of each executive’s total direct compensation opportunities. The Compensation Committee believes that the design of our annual bonuses and long-term equity incentives provides an effective and appropriate mix of incentives to ensure our executive performance is focused on long-term stockholder value creation. For this reason, performance-based compensation constitutes the most substantial portion of each Named Executive Officer’s total direct compensation opportunity.

2007 Compensation Arrangement with Mr. Yang

Mr. Yang is a founder and one of the Company’s largest stockholders based on beneficial ownership of the Company’s common stock during 2007. Given the value of Mr. Yang’s existing equity stake in the Company and the fact that a substantial portion of Mr. Yang’s net worth is dependent upon the value of the Company’s common stock, the Compensation Committee and Mr. Yang agreed that it would be appropriate to pay him a base salary of $1 for his services to the Company during 2007. Mr. Yang did not receive an annual bonus or long-term equity incentive grant from the Company during 2007.

2007 Compensation Arrangement with Ms. Decker

In November 2007, the Compensation Committee approved a new compensation arrangement for Ms. Decker in connection with her appointment, and significantly increased responsibilities, as the Company’s President. The Compensation Committee determined that in light of Ms. Decker’s increased responsibilities in her new position for the overall operations of the Company, and to encourage her retention during a period of important strategic and organizational transition for the Company, the changes in Ms. Decker’s compensation, and the differences between her compensation level and the compensation levels of the other Named Executive Officers, were appropriate. Ms. Decker’s past contributions to the Company were also considered.

In determining the new compensation arrangement for Ms. Decker, the Compensation Committee considered data provided by Compensia, compensation consultants retained by management to provide assistance in preparing recommendations for Ms. Decker’s arrangement, as well as input from Frederic W. Cook & Co., Inc., the Compensation Committee’s compensation consultant. Compensia identified certain companies as having executives whose role, level and scope of duties and responsibilities are similar to those performed by Ms. Decker for Yahoo!; specifically, Adobe Systems Incorporated, Apple Inc., eBay Inc., Hewlett-Packard Company, International Business Machines Corporation, Microsoft Corporation, Motorola, Inc., Network Appliance, Inc., Oracle Corporation, and Time Warner Inc. Compensia also provided comparable data for the executives performing these roles at these companies.

After consideration of the market data provided by Compensia, input from Frederic W. Cook & Co., the other factors described above, the compensation levels of the Company’s other executives, and Mr. Yang’s recommendations, the Compensation Committee approved an arrangement to provide total direct compensation for Ms. Decker in the top quartile of competitive market practice. Ms. Decker’s base salary level was intended to be consistent with competitive market levels for her position. To link her interests with those of the Company’s stockholders, over 90% of Ms. Decker’s total direct compensation opportunity for 2007 was performance-based and tied directly to stockholder value creation.

As described in more detail below, the new arrangement increased Ms. Decker’s base salary and annual target bonus opportunity, provided retention grants of stock options and restricted stock units, and modified the termination-related provisions of stock options granted to her in May 2006. In setting the levels of the equity-based awards, the Compensation Committee took into account the size of the May 2006 option grant, as well as competitive market data for similarly situated executives. The specific components of Ms. Decker’s arrangement are described in the sections below and in the tables that follow this Compensation Discussion and Analysis.

Independent Consultant and Peer Group

The Compensation Committee’s practice has been to retain independent compensation consultants to help identify appropriate peer group companies and to obtain and evaluate current executive compensation data for these companies. For 2007, the Compensation Committee retained the consulting firm of Frederic W. Cook & Co., Inc. for this purpose. Frederic W. Cook & Co. advised the Compensation Committee with respect to trends in executive compensation, determination of pay programs, assessment of competitive pay levels and mix (e.g., proportion of fixed pay to incentive pay, proportion of annual cash pay to long-term incentive pay), and setting compensation levels. Frederic W. Cook & Co. also provided advice to the Compensation Committee as it considered Ms. Decker’s compensation arrangements described above. In setting compensation levels, the Compensation Committee also considers compensation survey data compiled from the Mercer Benchmark Database — Executive Positions and data included in the Radford Executive Survey. The Compensation Committee reviews the information provided by Frederic W. Cook & Co. and obtained from these surveys to inform its decisions on executive compensation arrangements, including the competitive reasonableness of arrangements.

In consultation with Frederic W. Cook & Co., the Compensation Committee selected the following companies as our peer group companies for 2007: Amazon.com Inc., Adobe Systems Incorporated, Apple Inc., eBay Inc., Electronic Arts Inc., EMC Corporation, Expedia, Inc., Google Inc., IAC/InterActiveCorp, Intuit Inc., Juniper

Networks, Inc., Network Appliance, Inc., News Corp., Oracle Corporation, QUALCOMM Incorporated, SAP AG, Symantec Corporation, Time Warner Inc., Viacom Inc., and The Walt Disney Company. Given the breadth of the Company’s business and the rapidly changing environment in which the Company competes, it is very difficult to identify comparable companies. Each peer group company is comparable to the Company in certain respects or areas of our business but not others. Factors such as whether the founders run the company or outside executives have been hired also affect executive compensation comparisons among peer companies, as well as the way that the companies structure their top-management organizations. The Compensation Committee believes that the nature of the Company’s business and the environment in which we operate requires flexibility in setting compensation based on a consideration of all facts and circumstances with respect to each executive. As a result, the Compensation Committee does not base its decisions on targeting compensation to specific bench-marks against the peer group. Instead, the role of peer group compensation data is to generally inform the Compensation Committee regarding competitive pay levels.

Current Executive Compensation Program Elements

Base Salaries

The Company provides base salaries to executive officers primarily to provide them with a minimum fixed level of cash compensation each year. Salaries for our Named Executive Officers are generally reviewed by the Compensation Committee on an annual basis. As noted above, base salary levels are generally intended to be consistent with competitive market base salary levels. The Compensation Committee sets base salaries so that the most substantial portion of the executives’ total direct compensation remains dependent on performance-based annual bonuses and long-term equity awards. In setting specific salary levels for each Named Executive Officer and the Company’s other executive officers, the Compensation Committee considers, among other factors, the executive’s scope of responsibility, prior experience, past performance, advancement potential, impact on results, salary relative to other executives in the Company, and relevant competitive data. The Compensation Committee does not target compensation levels to specific bench-marks against its peer group.

In connection with her promotion to the position of President, Ms. Decker’s annual base salary was increased from $500,000 to $815,000, effective July 1, 2007. Mr. Jorgensen’s annual base salary was set at $450,000 upon his joining the Company in June 2007. Mr. Callahan’s annual base salary was increased effective April 1, 2007 from $325,000 to $360,000, and Mr. Murray’s annual base salary was increased effective July 1, 2007 from $340,000 to $360,000. On March 3, 2008, the Compensation Committee increased the 2008 annual base salary levels of Messrs. Jorgensen, Callahan and Murray to $500,000, $420,000, and $375,000, respectively. The Compensation Committee determined that these increases were appropriate based on its general assessment of individual merit and the factors noted above.

Annual Cash Bonuses

The Compensation Committee believes that it is important to retain flexibility and discretion in determining executive bonuses given the dynamic nature of the business. Accordingly, the Compensation Committee has not historically established any specific quantitative Company or individual performance objectives, or any predetermined qualitative performance objectives, that must be achieved in order for a Named Executive Officer to earn his or her annual incentive compensation. Instead, the Compensation Committee’s decision regarding the annual incentive bonus to be paid to each Named Executive Officer is subjective. Factors considered by the Compensation Committee when determining the annual incentive bonus to be paid to a Named Executive Officer are the Company’s overall financial performance, achievement of strategic operating objectives, each Named Executive Officer’s individual performance during the year, and Mr. Yang’s general recommendations and performance evaluations. Bonus decisions are the result of the Compensation Committee’s overall assessment of performance and not related to any single specific goal or achievement. The members of the Compensation Committee have interaction with all of the Named Executive Officers frequently throughout the year and form their own subjective views on the executive’s performance throughout the year, which plays a factor in the Named Executive Officers’ compensation arrangements.

Another factor considered by the Compensation Committee in making its bonus decisions for the Named Executive Officers is the percentage at which the Company’s management incentive bonus plan is funded for the corresponding year. The management incentive bonus plan is maintained by the Company for members of management other than the executive officers. Target bonuses are set as a percentage of salary for each level of participant, and then aggregate earned awards are determined based on Company financial performance, and allocated based on individual performance. For 2007, the management incentive plan was funded at 90% of aggregate target awards. While the Company’s executive officers do not participate in the management incentive bonus plan, the Compensation Committee believes that the Named Executive Officers generally should not receive a greater percentage of their target bonuses than employees across the Company, and took the amount funded under the Company’s management incentive plan into account in determining the 2007 earned bonuses for the Named Executive Officers.

The Compensation Committee also generally considers each Named Executive Officer’s bonus for the prior year. While there is no specific correlation between the levels of the prior year’s annual bonus to the current year’s annual bonus, the Compensation Committee generally considers prior year bonus information to help ensure consistency in the Company’s compensation policies from year to year, particularly since the Compensation Committee’s bonus determinations are subjective.

In determining Ms. Decker’s bonus for 2007, the Compensation Committee also considered Ms. Decker’s increased responsibilities and successful transition to the role of President of the Company. Prior to becoming President, she served as the Company’s Chief Financial Officer until June 2007 and headed up the Company’s Advertiser and Publisher Group, developing its strategy and organization and executing on this strategy. She also played a key role in executing the Company’s online advertising exchange and network strategies, with the acquisitions of Right Media Inc. and BlueLithium, Inc., and its platform strategy with the development of its new online display advertising platform; continued expansion of the Newspaper Consortium; and continued expansion of the Company’s network of premium publishers. After assuming the role of President, she implemented new procedures to increase operational efficiency and execution and create synergies across the Company’s consumer and advertiser businesses. She also worked with Mr. Yang to develop a three-year strategic plan for the Company and to implement programs for enhancing our culture and vision. As part of the compensation arrangement established for Ms. Decker in November 2007, her annual target bonus is 150% of her base salary, which was determined to be consistent with the 75th percentile of peer company practice. Based on the factors considered, the Compensation Committee determined that Ms. Decker would receive 90% of her target bonus ($1,100,250). This bonus was for her service as both President and Head of Advertiser and Publisher Group and so was not pro-rated.

In determining Mr. Jorgensen’s bonus for 2007, the Compensation Committee also considered that Mr. Jorgensen had successfully transitioned into his new role as Chief Financial Officer and had helped refine the Company’s business model to support our vision, reorganized the Company’s finance department, and made significant contributions to the Company’s 2008 operating plan. Mr. Jorgensen’s annual target bonus is 100% of his base salary, which was determined to be consistent with the peer group median. Based on the factors considered, the Compensation Committee determined that Mr. Jorgensen would receive 90% of his target bonus ($405,000). The Compensation Committee determined that it was appropriate to pay this amount, without pro-ration for the portion of the year that Mr. Jorgensen worked for the Company, in light of the fact that Mr. Jorgensen accepted employment with the Company in June 2007 and was not eligible for a 2007 bonus from his prior employer.

In determining Mr. Callahan’s bonus for 2007, the Compensation Committee also considered that Mr. Callahan had made significant contributions by assisting the Company with executive employment matters, including departures, transitions to new positions and compensation arrangements; successful management of the Company’s litigation and regulatory matters; successful recruitment of new talent to the legal department; further developing and strengthening the Company’s public policy, compliance and intellectual property functions; and efficient management of the Company’s expenses in the areas of his responsibility. The Compensation Committee determined that he would receive a bonus of $225,000, which was consistent with relative payouts for other high-performing executives and in the median competitive range for similar positions.

In determining Mr. Murray’s bonus for 2007, the Compensation Committee also considered Mr. Murray’s significant contributions in global tax planning and strategy, overall cost management, real estate strategies, global workforce planning, outsourcing of administrative functions, and oversight of the internal controls and tax audit functions. Mr. Murray did not have a target bonus. The Compensation Committee determined that he would receive a bonus of $180,000, which was consistent with relative payouts for other high-performing executives.

In July 2007, the Compensation Committee also awarded Mr. Murray a retention bonus of $100,000, which will be paid in two installments in June 2008 and June 2009, provided that Mr. Murray remains employed with the Company through the respective payment dates. The Compensation Committee determined that this bonus was appropriate in light of its general assessment of Mr. Murray’s individual contributions, and the importance to the Company of continued retention of his services.

Long-Term Incentive Equity Awards

In the past, the Company has relied on long-term equity awards as a key element of compensation of our executive officers so that a substantial portion of their total direct compensation is tied to increasing the value of our Company. The Company has historically made annual grants of stock options and restricted stock unit awards to align our executives’ interests with those of our stockholders, to promote executives’ focus on the long-term financial performance of the Company, and, through staggered grants with extended time-based vesting requirements, enhance long-term retention.

In determining the size of equity-based awards, the Compensation Committee considers competitive grant values for comparable positions as well as various subjective factors primarily relating to the responsibilities of the individual executive, past performance, and the executive’s expected future contributions and value to the Company. The Compensation Committee also considers the executive’s historic total compensation, including prior equity grants and exercise history, as well as the number and value of shares owned by the executive or which continue to be subject to vesting under outstanding equity grants previously made to such executive. The Compensation Committee considers, with the assistance of its independent compensation consultant, the value of the equity awards proposed to be granted to an individual executive using the Black-Scholes methodology. In addition, the Compensation Committee examines the quantity and type of equity incentives held by each executive relative to the other executive officers’ equity positions and their tenure, responsibilities, experience and value to the Company.

Stock Options.  The Company makes a substantial portion of our long-term incentive grants to Named Executive Officers in the form of stock options with an exercise price that is equal to the closing price of our common stock on the grant date. As a result, the Named Executive Officers will only realize actual, delivered compensation value if our stockholders realize value through stock price appreciation after the date of grant of the options. The stock options also function as a retention incentive for our executives as they generally vest in installments over a period of 4 years after the date of grant.

Restricted Stock Units.  The Company also grants long-term incentive awards to Named Executive Officers in the form of restricted stock units that are subject to performance-based or time-based vesting requirements. Performance-based restricted stock units vest if certain performance goals established by the Compensation Committee are met and are thus designed to maximize the Company’s performance for a particular period. Time-based units that vest only if the executive continues employment with the Company provide a more predictive value and thus have value as a retention incentive. Vested performance-and time-based restricted stock units are payable, on a one-for-one basis, in shares of our common stock and thus, in each case, further link recipients’ interests with those of our stockholders. Under generally accepted accounting principles, the grant-date value of a stock option is generally less than the grant-date value of a restricted stock unit covering an equal number of shares. Thus, fewer restricted stock units can be awarded (when compared with stock options) to convey the same grant-date value for these purposes. The Compensation Committee considers these distinctions to help minimize the dilutive effects of the awards on the Company’s stockholders generally.

2007 Grants.  In February 2007, the Compensation Committee approved retention grants of options and restricted stock units to certain key employees of the Company, including Messrs. Callahan and Murray. The options are subject to a four-year vesting requirement, and the restricted stock units are subject to a three-year vesting requirement. In July and August 2007, the Compensation Committee approved additional retention grants of options and restricted stock units to certain key employees, including Messrs. Jorgensen, Callahan and Murray.

The options are scheduled to vest in annual installments over four years, and the restricted stock units are subject to a two-year vesting requirement. Mr. Jorgensen also received grants of options and restricted stock units in connection with his hiring by the Company in June 2007.

As noted above, in November 2007, the Compensation Committee approved a new compensation arrangement for Ms. Decker in connection with her appointment as President. The arrangement included retention grants of stock options that are scheduled to vest in installments over a three-year period and restricted stock units that are scheduled to vest in installments over a two-year period. In addition, the Compensation Committee provided that the portion of the options granted in November 2007 that are vested as of the date Ms. Decker terminates employment with the Company will generally remain exercisable for one year following her termination date, and approved an amendment to the option granted to her on May 31, 2006 to provide that the portion of the option that is vested as of the date Ms. Decker terminates employment with the Company will generally remain exercisable for three years following her termination date. These post-termination exercise provisions are to help mitigate Ms. Decker’s risks related to short-term stock price fluctuations in a volatile market and to allow her to benefit from strategic initiatives implemented while she was President, the full value of which may not have been realized by the Company prior to her departure.

The material terms of the options and restricted stock unit awards granted to the Named Executive Officers in 2007 are described below under “Grants of Plan-Based Awards — Fiscal 2007.”

The Compensation Committee determined that a mix of both stock options and restricted stock units with time-based vesting schedules was appropriate in 2007, principally because stock options would only have value if the Company’s stock price increased, while the restricted stock units would have a retention benefit regardless of stock price, and thus were important to help retain the recipient, but the overall value of the award would still be based on stock price. The particular size of the grants and mix of stock options and restricted stock units was determined by the Compensation Committee in its discretion after an overall assessment of all of the factors noted above, Mr. Yang’s recommendations and, in the case of the awards to Ms. Decker, with the view toward bringing her total direct compensation opportunity (after considering her base salary and annual bonus opportunity) within the top quartile of competitive market practice for purposes of both recognition and retention, and because the structure of her compensation package is at risk for her own personal as well as the Company’s performance.

Grant Practices.  Beginning in August 2006, the Compensation Committee adopted procedures providing that new hire and retention equity awards may be made to employees, including executive officers, by the Compensation Committee only at regularly scheduled meetings on or around the 25th of each month except March, June, September and December. This schedule is designed so that awards are not granted during the period commencing on the first day of the last month of each quarter and ending two business days after the Company’s quarterly earnings release.

The Company does not have any program, plan or practice to time the grant of equity-based awards to our executives in coordination with the release of material non-public information. All equity grants are made under the Company’s stock plan, which is approved by the stockholders. The per share exercise price of stock options cannot be less than the closing sale price of the Company’s common stock on the Nasdaq Stock Market on the grant date.

Compensation Committee Actions after Fiscal 2007

Change in Control Severance Plan.  On February 12, 2008, the Compensation Committee approved two change in control severance plans (the “Severance Plans”) that, together, cover all full-time employees of the Company, including each of the Named Executive Officers currently employed by the Company. On January 31, 2008, the Company received an unsolicited proposal from Microsoft Corporation (“Microsoft”) to acquire the Company. On February 11, 2008, the Company issued a press release indicating that its Board of Directors had unanimously concluded that the proposal was not in the best interest of the Company and our stockholders. The Severance Plans are designed, in light of the uncertainty caused by the Microsoft proposal, to help retain the Company’s employees, maintain a stable work environment and provide certain economic benefits to the employees in the event their employment is actually or constructively terminated in connection with a change in control of the Company. The material terms of the Severance Plans are described in a Form 8-K filed by the

Company with the Securities and Exchange Commission on February 19, 2008. Compensia advised the Company and F.W. Cook & Co. advised the Compensation Committee with respect to the terms of the plans.

Stock Ownership Program

As described above, the Company believes that, in order to align the interests of our executive officers with those of our stockholders, executive officers should have a financial stake in the Company. The Company’s policy is that the Chief Executive Officer of the Company should own a minimum of 5,000 shares of Company common stock, and each of the other executive officers of the Company should own a minimum of 3,000 shares of Company common stock. Executive officers are required to retain 100% of any of their shares of restricted stock that become vested until such ownership levels have been achieved.

Policy with Respect to Section 162(m)

Section 162(m) of the Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1 million paid to its chief executive officer and certain of its other executive officers. However, compensation which qualifies as “performance-based” is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the corporation’s stockholders.

The Company and the Compensation Committee review and consider the deductibility of executive compensation under Section 162(m). The Company believes that the realized gains on nonqualified stock options at the time of exercise are fully deductible under the terms of the Company’s stockholder-approved stock plan. In addition, the Company and the Compensation Committee generally structure performance-based grants of restricted stock units to qualify for deductibility in accordance with 162(m). The Company’s annual cash bonuses do not satisfy the requirements of Section 162(m) given the importance to the Company of preserving flexibility for the Compensation Committee to make final bonus determinations after the related fiscal year has been completed, when it is in the best position to assess Company performance and make distinctions based on individual performance and contributions. The Company intends to retain this flexibility to provide total cash compensation in line with competitive practice, the Company’s compensation philosophy, and the Company’s best interests. We therefore may from time to time pay compensation to our executive officers that may not be deductible.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis Section of this proxy statement. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis Section be included in this proxy statement.

Compensation Committee of the Board of Directors

Arthur H. Kern (Chair)
Roy J. Bostock
Ronald W. Burkle

Summary Compensation Table — Fiscal Years 2006 and 2007

The following table sets forth certain information concerning the compensation earned during fiscal years 2006 and 2007 for each of the Named Executive Officers. In accordance with the rules of the SEC, only fiscal 2007 information is presented with respect to Messrs. Yang, Jorgensen, and Murray as they were not executive officers named in the Summary Compensation Table included in the Company’s proxy statement for its 2007 annual meeting of stockholders (the “2007 Proxy Statement”). An explanation of the amount of salary and bonus in proportion to total compensation is provided under “Compensation Discussion and Analysis — Executive Compensation Program Objectives and Overview.”

												Change in
												Pension
												Value and
												Nonqualified
										Non-Equity		Deferred
						Stock		Option		Incentive Plan		Compensation	All Other
Name and Principal		Salary		Bonus		Awards		Awards		Compensation		Earnings	Compensation	Total
Position	Year	($)		($)		($)(1)		($)(2)		($)		($)	($)(3)	($)

Jerry Yang	2007	1		0		0		0		0		N/A	0	1
Chief Executive Officer
Terry S. Semel	2007	1		0		(2,895,833	)(5)	(3,330,972	)(6)	0		N/A	0	(6,226,804)
Former Chief Executive Officer(4)	2006	250,001	(7)	0	(8)	2,895,833		36,678,679	(8)	0		N/A	125	39,824,639
Susan L. Decker	2007	657,500		1,100,250		3,272,050		9,762,414	(9)	0		N/A	33,510	14,825,724
President	2006	500,000		0		4,833,646		9,734,140		850,000		N/A	41,937	15,959,723
Blake Jorgensen	2007	261,058		405,000		513,644		416,162		0		N/A	4,025	1,599,889
Chief Financial Officer
Michael J. Callahan	2007	351,250		225,000		2,026,421		1,970,721		0		N/A	4,175	4,577,567
Executive Vice President, General	2006	325,000		200,000		1,058,904		1,499,189		0		N/A	4,050	3,087,143
Counsel and Secretary
Michael A. Murray	2007	346,250		180,000		1,154,720		989,942		0		N/A	300	2,671,212
Senior Vice President,
Finance and Chief Accounting Officer
Daniel L. Rosensweig	2007	125,000		0		4,672,997	(11)	7,032,387	(12)	0		N/A	375,570	12,205,954
Former Chief Operating	2006	500,000		150,000	(13)	1,658,853	(14)	5,422,290	(15)	900,000	(16)	N/A	3,995	8,635,138
Officer(10)
Farzad Nazem	2007	219,871		0		2,039,887		19,811,968	(18)	0		N/A	283,269	22,354,995
Former Head of Technology Group and Chief Technology Officer(17)	2006	479,167		0		4,632,698		6,617,280		700,000		N/A	4,050	12,433,195

(1)	These amounts reflect the value determined by the Company for accounting purposes for these awards and do not reflect whether the recipient has actually realized a financial benefit from the awards (such as by vesting in a restricted stock or restricted stock unit award). This column represents the dollar amount recognized for financial statement reporting purposes for fiscal 2007 or fiscal 2006, as the case may be, for awards of restricted stock and/or restricted stock units granted to each of the Named Executive Officers in the year specified as well as prior fiscal years, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions, except as noted otherwise. As noted below, Messrs. Semel, Rosensweig and Nazem each forfeited certain outstanding stock awards during 2007. For additional information, see Note 12 of the Yahoo! financial statements in the 2007 Form 10-K and the Form 10-K for the fiscal year ended December 31, 2006 (the “2006 Form 10-K”), as filed with the SEC. For information on the valuation assumptions for grants made prior to 2006, see the note on Employee Benefits in Yahoo!’s financial statements in the Form 10-K for the respective year. See the Grants of Plan-Based Awards — Fiscal 2007 table for information on stock awards granted in 2007.

(2)	These amounts reflect the value determined by the Company for accounting purposes for these awards and do not reflect whether the recipient has actually realized a financial benefit from the awards (such as by exercising stock options). This column represents the dollar amount recognized for financial statement reporting purposes for fiscal 2007 or fiscal 2006, as the case may be, for stock options granted to each of the Named Executive Officers in the year specified as well as prior fiscal years, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions, except as noted otherwise. As noted below, Messrs. Semel, Rosensweig and Nazem each forfeited certain outstanding option awards during 2007. For additional information on the valuation assumptions underlying the value of the 2007 awards and the 2006 awards, see Note 12 of the Yahoo! financial statements in the 2007 Form 10-K and 2006 Form 10-K, respectively, as filed with the SEC. For information on the valuation assumptions for grants made prior to 2006, see the note on Employee Benefits in Yahoo!’s financial statements in the Form 10-K for the respective year. See the Grants of Plan-Based Awards — Fiscal 2007 table for information on options granted in 2007.

(3)	In 2007, represents for Ms. Decker, car services of $29,335, Company contributions under the Company’s 401(k) Plan of $3,875 and group term life insurance premiums valued at $300; for Mr. Jorgensen, Company contributions under the Company’s 401(k) Plan of $3,875 and group term life insurance premiums valued at $150; for Mr. Callahan, Company contributions under the Company’s 401(k) Plan of $3,875 and group term life insurance premiums valued at $300; for Mr. Murray, group term life insurance premiums valued at $300; for Mr. Rosensweig, severance payment of $375,000 pursuant to Mr. Rosensweig’s Separation Agreement with the Company dated December 5, 2006 (the “Rosensweig Separation Agreement”), Company contributions under the Company’s 401(k) Plan of $495 and group term life insurance premiums valued at $75; and for Mr. Nazem, severance payment of $280,129 pursuant to Mr. Nazem’s Separation Agreement with the Company dated May 30, 2007 (the “Nazem Separation Agreement”), Company contributions under the Company’s 401(k) Plan of $2,990 and group term life insurance premiums valued at $150.

(4)	Mr. Semel resigned as Chief Executive Officer of the Company effective June 18, 2007, and his employment with the Company terminated effective August 16, 2007.

(5)	This amount reflects the reversal for 2007 of $2,895,833 of expense that had previously been recorded in the Company’s 2006 consolidated financial statements in connection with certain outstanding stock awards that were forfeited by Mr. Semel upon the termination of his employment with the Company. Pursuant to SEC rules, in this Summary Compensation Table only the portion of the expense previously reported in the Summary Compensation Table included in the 2007 Proxy Statement is shown as being reversed.

(6)	This amount reflects the reversal for 2007 of $6,178,030 of expense that had previously been recorded in the Company’s 2006 consolidated financial statements in connection with certain outstanding option awards that were forfeited by Mr. Semel upon the termination of his employment with the Company. Pursuant to SEC rules, in this Summary Compensation Table only the portion of the expense previously reported in Summary Compensation Table included in the 2007 Proxy Statement is shown as being reversed.

(7)	In May 2006, Mr. Semel’s annual base salary was reduced from $600,000 to $1, effective May 31, 2006.

(8)	On February 26, 2007 pursuant to his three-year performance and retention compensation arrangement with the Company approved in May 2006, Mr. Semel received an annual bonus for 2006 in the form of a fully-vested stock option to purchase 800,000 shares of Yahoo! common stock. The Option Awards amount includes $8,359,100 of expense recorded with respect to this option in the Company’s 2006 consolidated financial statements.

(9)	This amount includes an adjustment for 2007 of $3,779,411 of additional expense recorded in connection with the modification of certain outstanding option awards held by Ms. Decker in November 2007.

(10)	Mr. Rosensweig’s employment with the Company terminated effective March 31, 2007.

(11)	This amount includes a net adjustment for 2007 of $4,672,997 of additional expense recorded in connection with the modification of certain outstanding restricted stock and restricted stock unit grants under the Rosensweig Separation Agreement. The material terms of the Rosensweig Separation Agreement are described below under “Potential Payments Upon Termination or Change in Control.”

(12)	This amount includes a net adjustment for 2007 of $7,032,387 of additional expense recorded in connection with the modification of certain outstanding option awards pursuant to the Rosensweig Separation Agreement.

(13)	This amount represents a retention bonus that became payable to Mr. Rosensweig in April 2006 on the fourth anniversary of his date of hire with Yahoo! pursuant to a Key Executive New Hire Retention Agreement entered into by Yahoo! and Mr. Rosensweig in April 2002.

(14)	This amount reflects the reversal for 2006 of $2,702,860 of expense that had previously been recorded in the Company’s financial statements in connection with certain outstanding stock awards that were forfeited by Mr. Rosensweig pursuant to the Rosensweig Separation Agreement.

(15)	This amount reflects the reversal for 2006 of $1,478,811 of expense that had previously been recorded in the Company’s financial statements in connection with certain outstanding option awards that were forfeited by Mr. Rosensweig pursuant to the Rosensweig Separation Agreement.

(16)	This amount reflects Mr. Rosensweig’s annual bonus for 2006 pursuant to the Rosensweig Separation Agreement.

(17)	Mr. Nazem’s employment with the Company terminated effective June 8, 2007.

(18)	This amount includes an adjustment for 2007 of $8,982,860 of additional expense recorded in connection with the modification of certain outstanding option awards under the Nazem Separation Agreement. The material terms of the Nazem Separation Agreement are described below under “Potential Payments Upon Termination or Change in Control.”

Grants of Plan-Based Awards — Fiscal 2007

The following table shows all plan-based awards granted to the Named Executive Officers during the fiscal year ended December 31, 2007 and certain outstanding awards that were modified during the fiscal year. The equity awards granted or modified in 2007 identified in the table below are also reported in the Outstanding Equity Awards at 2007 Fiscal Year-End table.

									All
									Other
									Stock	All Other
									Awards:	Option
									Number	Awards:	Exercise	Grant Date
			Estimated Future Payouts Under Non-			Estimated Future Payouts Under			of	Number of	or Base	Fair Value
			Equity Incentive Plan			Equity Incentive Plan			Shares	Securities	Price of	of Stock
			Awards			Awards			of Stock	Underlying	Option	and Option
	Grant		Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Date		($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)(1)

Terry S. Semel	2/26/2007									800,000	32.12	7,659,920
Susan L. Decker	11/28/2007									300,000	26.20	2,798,220
	11/28/2007								100,000			2,620,000
	11/28/2007								110,000			2,882,000
	11/28/2007	(2)								2,100,000	31.59	9,753,359
Blake Jorgensen	7/25/2007									425,000	24.68	3,399,490
	7/25/2007								125,000			3,085,000
	8/27/2007									50,000	23.03	380,500
	8/27/2007								16,650			383,450
Michael J. Callahan	2/26/2007									150,000	32.12	1,436,235
	2/26/2007								50,000			1,606,000
	8/27/2007									150,000	23.03	1,141,500
	8/27/2007								50,000			1,151,500
Michael A. Murray	2/26/2007									75,000	32.12	718,118
	2/26/2007								25,000			803,000
	7/25/2007								10,000			246,800
	8/27/2007									40,000	23.03	304,400
	8/27/2007								13,350			307,451
Daniel L. Rosensweig	3/31/2007	(3)								84,375	37.08	426,098
	3/31/2007	(3)								31,250	40.68	184,056
	3/31/2007	(3)								600,000	31.59	6,309,389
	3/31/2007	(3)								203,125	20.58	112,844
Farzad Nazem	6/8/2007	(4)								80,000	34.80	309,067
	6/8/2007	(4)								296,668	30.00	1,726,772
	6/8/2007	(4)								46,875	20.58	394,007
	6/8/2007	(4)								550,000	34.75	589,037
	6/8/2007	(4)								900,000	31.59	5,963,977

(1)	These amounts reflect the value determined by the Company for accounting purposes for these awards and do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards (such as by exercising stock options or by vesting in a restricted stock or restricted stock unit award). The value of a stock award or option award is generally based on the fair value as of the grant date of such award determined pursuant to SFAS 123R, except as otherwise noted. The value of modified option awards represents only the additional expense attributable to the modification. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions underlying the grant date fair value of these awards, see Note 12 of the Yahoo! consolidated financial statements in the 2007 Form 10-K, as filed with the SEC.

(2)	This entry reflects modifications to an outstanding option for which the Company incurred and will incur additional expenses for 2007 and subsequent year(s). The terms of these modifications are reported in the narrative that follows.

(3)	These entries reflect modifications to outstanding options in connection with the termination of Mr. Rosensweig’s employment effective March 31, 2007 pursuant to the Rosensweig Separation Agreement dated December 5, 2006, for which the Company incurred an additional expense on its 2007 consolidated financial statements as noted in the Summary Compensation Table above. The terms of these modifications are reported under “Potential Payments Upon Termination or Change in Control” below.

(4)	These entries reflect modifications to outstanding options in connection with the termination of Mr. Nazem’s employment effective June 8, 2007 pursuant to the Nazem Separation Agreement dated May 30, 2007, for which the Company incurred an additional expense on its 2007 consolidated financial statements as noted in the Summary Compensation Table above. The terms of these modifications are reported under “Potential Payments Upon Termination or Change in Control” below.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards —
Fiscal 2007 Table

Employment Agreements

In May 2007, the Company entered into an employment letter agreement with Mr. Jorgensen, our Chief Financial Officer. The agreement provided for an initial annual base salary of $450,000, subject to annual review, and a target annual cash bonus equal to 100% of his base salary. The agreement is for at-will employment and does not provide a specified term.

In October 2004, the Company entered into an employment letter agreement with Mr. Murray, our Chief Accounting Officer. The agreement provided for an initial annual base salary of $325,000, subject to annual review, and provides that Mr. Murray’s eligibility to participate in the Company’s incentive bonus plans is also subject to annual review. The agreement is for at-will employment and does not provide a specified term.

Equity-Based Awards

Each of the equity-based awards reported in the Grants of Plan-Based Awards — Fiscal 2007 table was granted under, and is subject to, the terms of our 1995 Stock Plan. The 1995 Stock Plan is administered by the Compensation Committee. The Compensation Committee has authority to interpret the plan provisions and make all required determinations under the plans. This authority includes making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits, and making provision to ensure that any tax withholding obligations incurred in respect of awards are satisfied. Awards granted under the plan are generally only transferable to a beneficiary of a Named Executive Officer upon his or her death. However, the Compensation Committee may establish procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable securities laws.

Under the terms of the 1995 Stock Plan, if there is a change in control of Yahoo!, each Named Executive Officer’s outstanding awards granted under the plan will generally be assumed by the successor company, unless the Compensation Committee provides that the award will not be assumed and will become fully vested and, in the case of options, exercisable. Any options that are vested at the time of the change in control (including options that become vested in connection with the change in control) generally must be exercised within 30 days after the optionee receives notice of the acceleration.

Stock Options.  As described in the “Compensation Discussion and Analysis” above, Ms. Decker and Messrs. Jorgensen, Callahan and Murray were each granted stock options as retention incentives in 2007. The option granted to Ms. Decker in November 2007 covers 300,000 shares of our common stock and, according to the terms of the grant, vests over a three-year period, with 150,000, 75,000 and 75,000 shares, respectively, vesting on each of October 15, 2008, October 15, 2009 and October 15, 2010. Subject to earlier termination of the option, the option will generally remain exercisable for 12 months following the termination of Ms. Decker’s employment with the Company.

The options granted to Messrs. Callahan and Murray in February 2007 cover 150,000 shares and 75,000 shares of our common stock, respectively, and are scheduled to vest 100% on the fourth anniversary of the grant date. The option granted to Mr. Jorgensen in July 2007 in connection with his commencing employment with the Company covers 425,000 shares of our common stock and is scheduled to vest 25% on the first anniversary of the grant date, with the remainder being scheduled to vest in six equal semi-annual installments over the three-year period thereafter. Finally, the options granted to Messrs. Jorgensen, Callahan and Murray in August 2007 cover 50,000, 150,000 and 40,000 shares of our common stock, respectively, and are scheduled to vest in equal installments on each of the first four anniversaries of the grant date.

The Grants of Plan-Based Awards — Fiscal 2007 table above also reflects the fully-vested option to purchase 800,000 shares of our common stock awarded to Mr. Semel in February 2007 in respect of his 2006 bonus. Subject to the earlier expiration of the stock option, the option will generally remain exercisable following the termination of Mr. Semel’s employment for a period of three years.

Each of the options granted to Named Executive Officers during 2007 has a per-share exercise price equal to the closing price of our common stock on the grant date and a maximum term of seven years. These options do not include any dividend rights.

Stock Awards.  As described in the “Compensation Discussion and Analysis” above, Ms. Decker and Messrs. Jorgensen, Callahan and Murray were each granted restricted stock unit awards as retention incentives in 2007. In November 2007, Ms. Decker was granted an award of 100,000 restricted stock units that are scheduled to vest on October 15, 2008 and an award of 110,000 restricted stock units that are scheduled to vest on October 15,

2009. Messrs. Callahan and Murray were granted 50,000 and 25,000 restricted stock units, respectively, in February 2007 that are scheduled to vest 100% on the third anniversary of the grant date. In July 2007, Mr. Jorgensen was granted 125,000 restricted stock units in connection with his commencing employment with the Company that are also scheduled to vest 100% on the third anniversary of the grant date, and Mr. Murray received a special grant of 10,000 restricted stock units that are scheduled to vest 100% on the second anniversary of the grant date. Finally, Messrs. Jorgensen, Callahan and Murray were granted 16,650, 50,000 and 13,350 restricted stock units, respectively, in August 2007 that are scheduled to vest 100% on the second anniversary of the grant date.

Subject to the executive’s continued employment with the Company, each of the restricted stock unit awards is payable in shares of the Company’s common stock on a one-for-one basis following the vesting date. The restricted stock unit awards granted to Named Executive Officers during 2007 do not include any dividend rights.

Modifications of Outstanding Equity-Based Awards.  As described in the “Compensation Discussion and Analysis” above, in November 2007 the Compensation Committee approved a new compensation arrangement for Ms. Decker in connection with her appointment as President, and as part of that arrangement, approved an amendment to the stock option granted to Ms. Decker by the Company on May 31, 2006 to provide that, upon the termination of Ms. Decker’s employment with the Company for any reason, the portion of the option that is then outstanding and vested will remain exercisable for three years following the date of such termination (subject to earlier termination on the expiration date of the option). For a discussion of the modifications during 2007 to certain equity-based awards held by Messrs. Rosensweig and Nazem, see the discussion of their respective separation arrangements below under “Potential Payments Upon Termination or Change in Control.”

Outstanding Equity Awards at 2007 Fiscal Year-End

The following table shows all outstanding equity awards held by the Named Executive Officers at the end of fiscal 2007.

	Option Awards						Stock Awards
											Equity
										Equity	Incentive
										Incentive	Plan
										Plan	Awards:
				Equity						Awards:	Market or
				Incentive						Number of	Payout
				Plan						Unearned	Value of
				Awards:						Shares,	Unearned
	Number of	Number of		Number of			Number of			Units or	Shares,
	Securities	Securities		Securities			Shares or		Market Value	Other	Units or
	Underlying	Underlying		Underlying			Units of		of Shares or	Rights	Other
	Unexercised	Unexercised		Unexercised	Option		Stock That		Units of Stock	That Have	Rights That
	Options	Options		Unearned	Exercise	Option	Have Not		That Have Not	Not	Have Not
	(#)	(#)		Options	Price	Expiration	Vested		Vested	Vested	Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)		($)(1)	(#)	($)(1)

Jerry Yang	900,000	0			4.62	10/2/2011
	800,000	0			8.23	12/11/2012
Terry S. Semel	3,000,000	0			30.00	8/16/2010
	2,000,000	0			37.50	8/16/2010
	1,800,000	0			20.85	8/16/2010
	4,000,000	0			20.85	8/16/2010
	1,200,000	0			37.08	8/16/2010
	1,000,000	0			34.75	8/16/2010
	1,300,000	0			40.68	8/16/2010
	1,500,000	0			31.59	8/16/2010
	800,000	0			32.12	8/16/2010
Susan L. Decker	1,000,000	0			69.75	6/13/2010
	250,000	0			30.00	10/13/2010
	445,000	0			13.28	1/12/2011
	125,000	0			7.18	4/25/2012
	166,667	0			7.83	6/20/2012
	700,000	0			8.23	12/11/2012
	250,000	0			20.58	12/10/2013
	150,000	0			37.08	12/16/2014
	550,000	0			34.75	2/1/2015
	62,500	62,500	(2)		40.68	12/20/2012
	600,000	1,500,000	(3)		31.59	5/31/2013
	0	300,000	(4)		26.20	11/28/2014
							150,000	(5)	3,489,000
							35,000	(6)	814,100
							100,000	(7)	2,326,000
							110,000	(8)	2,558,600
Blake Jorgensen	0	425,000	(9)		24.68	7/25/2014
	0	50,000	(10)		23.03	8/27/2014
							125,000	(11)	2,907,500
							16,650	(12)	387,279
Michael J. Callahan	60,000	0			83.28	12/14/2009
	7,500	0			95.88	3/21/2010
	34,000	0			52.75	7/11/2010
	82,500	0			30.00	10/13/2010
	78,750	0			20.58	12/10/2013
	48,750	16,250	(13)		37.08	12/16/2014
	0	100,000	(14)		34.75	2/1/2015
	15,000	15,000	(2)		40.68	12/20/2012
	66,000	264,000	(15)		31.59	5/31/2013
	0	150,000	(16)		32.12	2/26/2014
	0	150,000	(17)		23.03	8/27/2014
							35,000	(5)	814,100
							15,000	(6)	348,900
							73,000	(18)	1,697,980
							50,000	(12)	1,163,000
							50,000	(19)	1,163,000

	Option Awards						Stock Awards
											Equity
										Equity	Incentive
										Incentive	Plan
										Plan	Awards:
				Equity						Awards:	Market or
				Incentive						Number of	Payout
				Plan						Unearned	Value of
				Awards:						Shares,	Unearned
	Number of	Number of		Number of			Number of			Units or	Shares,
	Securities	Securities		Securities			Shares or		Market Value	Other	Units or
	Underlying	Underlying		Underlying			Units of		of Shares or	Rights	Other
	Unexercised	Unexercised		Unexercised	Option		Stock That		Units of Stock	That Have	Rights That
	Options	Options		Unearned	Exercise	Option	Have Not		That Have Not	Not	Have Not
	(#)	(#)		Options	Price	Expiration	Vested		Vested	Vested	Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)		($)(1)	(#)	($)(1)

Michael A. Murray	75,000	25,000	(20)		36.19	10/29/2014
	0	100,000	(21)		34.23	8/16/2012
	10,000	10,000	(22)		40.68	12/20/2012
	15,000	60,000	(23)		31.59	5/31/2013
	0	75,000	(16)		32.12	2/26/2014
	0	40,000	(17)		23.03	8/27/2014
							35,000	(24)	814,100
							7,000	(25)	162,820
							17,000	(26)	395,420
							25,000	(27)	581,500
							10,000	(28)	232,600
							13,350	(12)	310,521
Daniel L. Rosensweig	84,375	0			37.08	3/31/2010
	31,250	0			40.68	3/31/2010
	600,000	0			31.59	3/31/2010
Farzad Nazem	80,000	0			34.80	8/19/2009
	296,668	0			30.00	6/8/2010
	175,000	0			20.58	6/8/2010
	550,000	0			34.75	6/8/2010
	900,000	0			31.59	6/8/2010

(1)	Value is based on the closing price of Yahoo! common stock of $23.26 on December 31, 2007, as reported on the Nasdaq Global Select Market.

(2)	25% of these securities will become exercisable semi-annually through December 20, 2009.

(3)	20% of these securities will become exercisable on May 31, 2008, and 40% of these securities will become exercisable on each of May 31, 2009 and May 31, 2010.

(4)	50% of these securities will become exercisable on October 15, 2008 and an additional 25% of these securities will become exercisable on each of October 15, 2009 and October 15, 2010.

(5)	100% of the shares subject to these restricted stock awards will vest on February 1, 2008.

(6)	100% of these restricted stock units will vest on December 20, 2008.

(7)	100% of these restricted stock units will vest on October 15, 2008.

(8)	100% of these restricted stock units will vest on October 15, 2009.

(9)	25% of these securities will become exercisable on June 4, 2008 and an additional 75% of these securities will become exercisable semi-annually through June 4, 2011.

(10)	25% of these securities will become exercisable annually through August 27, 2011.

(11)	100% of these restricted stock units will vest on July 25, 2010.

(12)	100% of these restricted stock units will vest on August 27, 2009.

(13)	25% of these securities will become exercisable quarterly through December 16, 2008.

(14)	33.3% of these securities will become exercisable on February 1, 2008, and the remaining 66.7% of these securities will become exercisable on February 1, 2009.

(15)	25% of these securities will become exercisable on each of May 31, 2008 and May 31, 2009, and 50% of these securities will become exercisable on May 31, 2010.

(16)	100% of these securities will become exercisable on February 26, 2011.

(17)	25% of these securities will become exercisable annually through August 27, 2011.

(18)	100% of these restricted stock units will vest on May 31, 2009.

(19)	100% of these restricted stock units will vest on February 26, 2010.

(20)	25% of these securities will become exercisable quarterly through October 29, 2008.

(21)	33.3% of these securities will become exercisable on August 16, 2008, and the remaining 66.7% of these securities will become exercisable on August 16, 2009.

(22)	25% of these securities will become exercisable semi-annually through December 20, 2009.

(23)	25% of these securities will become exercisable on each of May 31, 2008 and May 31, 2009 and 50% of these securities will become exercisable on May 31, 2010.

(24)	100% of these shares of restricted stock will vest on August 16, 2008.

(25)	100% of these restricted stock units will vest on December 20, 2008.

(26)	100% of these restricted stock units will vest on May 31, 2009.

(27)	100% of these restricted stock units will vest on February 26, 2010.

(28)	100% of these restricted stock units will vest on July 25, 2009.

In each case, vesting is conditioned upon the Named Executive Officer’s continuous employment through the applicable vesting date.

Option Exercises and Stock Vested — Fiscal 2007

The following table shows all stock options exercised and value realized upon exercise, and all stock awards vested and value realized upon vesting, by the Named Executive Officers during fiscal 2007.

	Option Awards		Stock Awards
			Number of
	Number of Shares	Value Realized	Shares Acquired	Value Realized
	Acquired on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)(1)	(#)	($)(1)

Jerry Yang	0	0	0	0
Terry S. Semel	2,472,764	37,834,154	0	0
Susan L. Decker	0	0	65,000	1,849,585
Blake Jorgensen	0	0	0	0
Michael J. Callahan	18,959	410,847	0	0
Michael A. Murray	0	0	15,000	476,850
Daniel L. Rosensweig	413,875	6,015,129	211,667	6,355,795
Farzad Nazem	1,135,000	15,708,856	285,000	8,077,185

(1)	The value realized equals the difference between the option exercise price and the fair market value of Yahoo! common stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

(2)	The value realized equals the fair market value of Yahoo! common stock on the vesting date, multiplied by the number of shares that vested.

Potential Payments Upon Termination or Change in Control

Except for the separation agreements discussed below, the Named Executive Officers were not covered by any Company plan or agreement that provided severance benefits if their employment had been terminated at the end of fiscal 2007. However, as noted in the “Compensation Discussion and Analysis” above, the Compensation Committee approved two change in control severance plans on February 12, 2008 that, together, cover all full-time employees of the Company, including each of the Named Executive Officers currently employed by the Company. The material terms of these plans are described in a Form 8-K filed by the Company with the SEC on February 19, 2008.

Daniel Rosensweig

On December 5, 2006, the Company entered into an agreement with Mr. Rosensweig effecting Mr. Rosensweig’s resignation as Chief Operating Officer of the Company, effective as of March 31, 2007. Under the Rosensweig Separation Agreement and subject to certain terms and conditions set forth therein, the Company and Mr. Rosensweig agreed to, among other items, the following:

•	Mr. Rosensweig would continue to provide services including transition services between December 5, 2006 and March 31, 2007.

•	The Company would pay Mr. Rosensweig a lump sum payment equal to his base salary for the period from March 31, 2007 through December 31, 2007. Pursuant to this provision, the Company made a severance payment to Mr. Rosensweig of $375,000. The Company would also pay Mr. Rosensweig $900,000 as his annual bonus for 2006.

•	With respect to the stock options granted to Mr. Rosensweig on May 31, 2006 (the “May Options”), the portion of such options that would have otherwise vested on May 31, 2007 shall become vested on March 31, 2007 and shall be exercisable in accordance with their terms (including a three year post termination exercise period). With respect to other options granted to Mr. Rosensweig with an exercise price in excess of the market price of the Company’s common stock on December 5, 2006 (the “Underwater Options”), the portion of such options that would have otherwise vested by May 31, 2007 would become vested on March 31, 2007 and the period to exercise all Underwater Options would be extended for three years following March 31, 2007. Mr. Rosensweig’s right to exercise the May Options and Underwater Options would become effective as follows: exercisable with respect to 60% of the shares subject to such options upon the twelve (12) month anniversary of March 31, 2007 and with respect to an additional 20% of the shares subject to such options on each of the twenty-four (24) month and thirty (30) month anniversaries of March 31, 2007. All other options would continue to vest only through March 31, 2007 and would be exercisable in accordance with their terms.

•	The performance-based restricted stock unit awards granted to Mr. Rosensweig on December 20, 2005 and May 31, 2006 would become fully vested on March 31, 2007, subject to achievement of the applicable performance goals under those awards. In addition, a total of 146,667 shares of the time-based restricted stock award granted to Mr. Rosensweig on February 1, 2005 would become fully vested on March 31, 2007.

•	Mr. Rosensweig’s right to exercise any of his options following the termination of his employment and his rights with respect to any accelerated vesting of his restricted stock and restricted stock units are subject to his compliance with certain covenants in favor of the Company set forth in the Rosensweig Separation Agreement. In addition, the Rosensweig Separation Agreement includes Mr. Rosensweig’s general release of claims against the Company.

Farzad Nazem

On May 30, 2007, the Company entered into an agreement with Farzad Nazem providing for Mr. Nazem’s resignation as Head of Technology Group and Chief Technology Officer of the Company, effective as of June 8, 2007. Under the Nazem Separation Agreement and subject to certain terms and conditions set forth therein, the Company and Mr. Nazem have agreed to, among other items, the following:

•	Mr. Nazem would continue to provide services including transition services between May 30, 2007 and June 8, 2007.

•	The Company would pay Mr. Nazem a lump sum payment equal to his base salary for the period from June 8, 2007 through December 31, 2007. Pursuant to this provision, the Company made a severance payment to Mr. Nazem of $280,129.

•	With respect to the stock options granted to Mr. Nazem on December 10, 2003, February 1, 2005 and May 31, 2006, each of these options, to the extent outstanding and unvested as of June 8, 2007, would become fully vested on June 8, 2007. Mr. Nazem’s right to exercise the foregoing options, as well as the stock options granted to Mr. Nazem on August 19, 1999 and October 13, 2000, would be extended for three years following June 8, 2007 and such right to exercise generally would become effective in installments as to 30%, 30%, 20% and 20% of the shares subject to each option on each of June 8, 2007, and the 12-month, 24-month, and 30-month anniversaries of June 8, 2007, respectively. All of Mr. Nazem’s other options would continue to vest only through June 8, 2007 and would be exercisable in accordance with their terms.

•	Each of Mr. Nazem’s restricted stock and restricted stock unit awards, to the extent outstanding and unvested as of May 30, 2007, would become fully vested on May 30, 2007.

•	Mr. Nazem’s right to exercise any of his options following the termination of his employment is subject to his compliance with certain restrictive covenants in favor of the Company set forth in the Nazem Separation Agreement, including Mr. Nazem’s agreement not to engage in certain competitive activities for three years following June 8, 2007 and Mr. Nazem’s agreement not to solicit any employees or contractors of the Company. In addition, the Nazem Separation Agreement includes Mr. Nazem’s general release of claims against the Company.

AUDIT COMMITTEE REPORT

The Audit Committee of the Company’s Board of Directors (the “Audit Committee”) consists of three non-employee directors, Mary Agnes Wilderotter, as chair, Vyomesh Joshi and Gary L. Wilson, each of whom the Board of Directors has determined to be an independent director under applicable SEC rules, the Nasdaq listing standards and the Company’s Guidelines. The Audit Committee is a standing committee of the Board of Directors and operates under a written charter adopted by the Board of Directors, which is available on our website, www.yahoo.com. From our main web page, first click on “Company Info” at the bottom of the page, then on “Corporate Governance” under the “Investor Relations” heading and then on “Audit Committee Charter.” Among its other functions, the Audit Committee has the authority and responsibility to retain and terminate the engagement of the Company’s independent registered public accounting firm (“independent auditors”).

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

During fiscal 2007, at each of its meetings, the Audit Committee met with the senior members of the Company’s financial management team and the independent auditors. The Audit Committee’s agenda is established by the Audit Committee’s chair and senior members of the Company’s financial management team. The Audit Committee met in private sessions with the Company’s independent auditors at certain of its meetings, and also separately with the Company’s head of internal audit, with and without management representation, to discuss financial management, evaluations of the Company’s internal control over financial reporting and the Company’s accounting principles. The Audit Committee has reviewed and discussed with management and the independent auditors the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

The Company’s independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Committee discussed with the independent auditors that firm’s independence and considered whether the non-audit services provided by the independent auditors are compatible with maintaining their independence.

Based on the Audit Committee’s discussions with management and the independent auditors, and the Audit Committee’s review of the Company’s audited consolidated financial statements, representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Company’s Board of Directors,

Mary Agnes Wilderotter (Chair)
Vyomesh Joshi
Gary L. Wilson

FEES BILLED FOR SERVICES RENDERED BY INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

For the fiscal years ended December 31, 2007 and 2006, PricewaterhouseCoopers LLP, our independent registered public accounting firm, billed the approximate fees set forth below (in millions):

	2007	2006

Audit Fees(1)	$8.0	$7.2
Audit-Related Fees(2)	0.2	0.4
Tax Fees(3)	1.3	1.2
All Other Fees	—	—

Total	$9.5	$8.8

(1)	Aggregate audit fees consist of fees billed for professional services rendered for the audit of Yahoo!’s consolidated financial statements and review of the interim condensed consolidated financial statements included in quarterly filings and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements, except those not required by statute or regulation.

(2)	Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Yahoo!’s consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations and due diligence in connection with mergers and acquisitions, attest services related to financial reporting that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

(3)	Tax fees consist of fees billed for professional services related to federal, state and international tax compliance, tax advice, assistance with tax audits and appeals and advice related to mergers and acquisitions.

The Audit Committee has adopted certain policies and procedures regarding permitted audit and non-audit services and the annual pre-approval of such services. Each year, the Audit Committee will ratify the types of audit and non-audit services of which the Company management may wish to avail itself, subject to pre-approval of specific services. Each year, management and the independent registered public accounting firm will jointly submit a pre-approval request, which will list each known and/or anticipated audit and non-audit service for the upcoming calendar year and which will include associated budgeted fees. The Audit Committee will review the requests and approve a list of annual pre-approved non-audit services. The Audit Committee designated the Audit Committee Chair (currently Mrs. Wilderotter) to have the authority to pre-approve interim requests for certain additional non-audit services that were not contained in the annual pre-approval request. The Audit Committee Chair shall approve or reject any interim non-audit service requests and report any interim service pre-approvals at the following Audit Committee meeting.

All services provided by PricewaterhouseCoopers LLP during the fiscal year ended December 31, 2007 and December 31, 2006 were pre-approved by the Audit Committee.

RELATED PARTY TRANSACTION POLICY

Our Board of Directors has adopted a written Related Party Transaction Policy (the “Policy”). The purpose of the Policy is to describe the procedures used to identify, review, approve and disclose, if necessary, any transaction or series of transactions in which (i) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (ii) the Company is a participant and (iii) a related person has or will have a direct or indirect material interest. For purposes of the Policy, a related person is each member of the Board of Directors, each executive officer, any nominee for director, any security holder known to the Company to own of record or beneficially 5% or greater of any class of its voting securities or any immediate family member of any of the foregoing persons.

Once a related party transaction has been identified, the Audit Committee or another independent committee of the Board of Directors must review the transaction for approval or ratification. In determining whether to approve or ratify a related party transaction, the Audit Committee or other independent committee, as applicable, shall consider all relevant facts and circumstances, including the following factors:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including the amount involved and type of transaction;

•	the importance of the transaction to the related person and to the Company;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company and its stockholders; and

•	any other matters the Audit Committee or other committee, as applicable, deems appropriate.

No director may participate in any discussion, approval or ratification of a transaction in which he or she is a related person, except that the director shall provide all material information concerning the transaction to the Audit Committee or such other designated independent committee.

CERTAIN TRANSACTIONS AND LEGAL PROCEEDINGS

On May 15, 2007, a shareholder derivative complaint was filed in the California Superior Court for Santa Clara County by Greg Brockwell against members of the Company’s Board of Directors and selected officers. Brockwell seeks to prosecute the action on behalf of the Company, which is named as a “nominal defendant,” and to obtain relief on behalf of the Company. The complaint alleges breaches of state law, including breaches of fiduciary duties, waste of corporate assets, unjust enrichment and violations of the California Corporations Code between April 2004 and the present. The derivative complaint alleges that defendants engaged in a scheme to inflate the Company’s share price by making false and misleading statements regarding the Company’s operations and revenue, and seeks, on behalf of the Company, treble damages under California law, equitable and injunctive relief, restitution and reimbursement of costs. Discovery has been initiated, and a status conference set for May 16, 2008 was continued until June 27, 2008. On June 14, 2007, a second shareholder derivative action was filed in the United States District Court for the Central District of California by Jill Watkins against members of the Board of Directors and selected officers. The complaint filed by Plaintiff Watkins is substantially similar to the complaint filed by Plaintiff Brockwell, with the addition of a claim for relief for alleging violation of Section 10(b) of the Securities Exchange Act of 1934. The federal derivative plaintiff (Watkins) has agreed to coordinate her action with a related federal consolidated class action litigation. On April 15, 2008, defendants filed a motion to transfer the Watkins federal derivative action to the United States District Court for the Northern District of California. On April 21, 2008, defendants also opposed plaintiff’s motion to further amend the complaint to assert allegations relating to Microsoft Corporation’s February 1, 2008 unsolicited proposal to acquire Yahoo! Inc. On April 29, 2008, the Watkins action was transferred to the U.S. District Court for the Northern District of California, and a motion to amend the complaint was denied by the transferring court.

Since February 1, 2008, five separate stockholder lawsuits were filed in the California Superior Court, Santa Clara County, against Yahoo! Inc., members of the Board of Directors and selected former officers by plaintiffs Edward Fritsche, the Thomas Stone Trust, Tom Turberg, Congregation Beth Aaron, and the Louisiana Municipal Police Employees’ Retirement System (the “California Lawsuits”). The California Lawsuits were consolidated, and on March 12, 2008, a Consolidated Amended Class Action and Derivative Complaint was filed, captioned, In re Yahoo! Inc. Shareholder Litigation in Santa Clara County Superior Court. The Consolidated Amended Class and Derivative Complaint alleges that the Yahoo! Board of Directors breached fiduciary duties in connection with Microsoft Corporation’s unsolicited proposal to acquire Yahoo!. The Consolidated Amended Class and Derivative Complaint seeks declaratory and injunctive relief, as well as an award of plaintiffs’ attorneys’ fees and costs. On March 28, 2008, the Santa Clara County Superior Court granted defendants’ motion to stay proceedings in the California Lawsuits pending resolution of similar proceedings pending in Delaware Court of Chancery described below.

Since February 11, 2008, five separate stockholder lawsuits were filed in Delaware Court of Chancery against members of the Yahoo! Board of Directors (the “Delaware Lawsuits”). Two of the Delaware Lawsuits (by plaintiff Wayne County and by plaintiff Plumbers and Pipefitters Local Union) were voluntarily dismissed. All of the remaining Delaware Lawsuits have been consolidated (lead plaintiff is the Police and Fire Retirement System of the City of Detroit) and lead counsel was appointed. The plaintiffs in the Delaware Lawsuits purport to assert class claims on behalf of all Yahoo! stockholders, except defendants and their affiliates and generally allege that defendants breached fiduciary duties by rejecting Microsoft Corporation’s February 1, 2008 unsolicited proposal to acquire Yahoo! Inc. without fully informing themselves whether Microsoft would offer additional consideration and alleging that defendants are not acting in the best interests of stockholders and are seeking to entrench themselves through a series of defensive initiatives. The complaints in the Delaware Court of Chancery seek unspecified damages, declaratory relief and injunctive relief, as well as an award of plaintiffs’ attorneys’ fees and costs. Pursuant to a case management order, defendants are responding to discovery. On March 24, 2008, the Court denied plaintiff’s motion to set an expedited trial date in May 2008. Plaintiffs have filed a motion to file an amended complaint to include a claim for unspecified damages based on Microsoft’s May 3, 2008 announcement that it was withdrawing its proposal to acquire the Company and to allege additional facts.

The Company has entered into indemnification agreements with each of its directors and executive officers. These agreements require the Company to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with the Company.

NO INCORPORATION BY REFERENCE

In Yahoo!’s filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Audit Committee Report” and the “Compensation Committee Report” contained in this proxy statement specifically are not incorporated by reference into any other filings with the SEC and shall not be deemed to be “soliciting material”. In addition, this proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.

OTHER MATTERS

The Board of Directors has not received valid notice of any other business that will be presented at the annual meeting. If any other business is properly brought before the annual meeting, proxies in the enclosed form will be voted in respect thereof as the proxyholders deem advisable.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, sign and promptly return the accompanying WHITE proxy card in the enclosed envelope or vote their shares by telephone or over the Internet.

The form of proxy and this proxy statement have been approved by the Board of Directors and are being mailed and delivered to stockholders by its authority.

CONTACT FOR QUESTIONS AND ASSISTANCE IN VOTING

If you have any questions or require any assistance with voting your shares, please contact:

MACKENZIE PARTNERS, INC.
105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
or
Call Toll-Free (800) 322-2885

Email: yahoo@mackenziepartners.com

If you need additional copies of this proxy statement or voting materials, you should contact MacKenzie Partners, Inc. as described above.

APPROVAL

The form of proxy and this proxy statement have been approved by the Board of Directors and are being mailed and delivered to stockholders by its authority.

By Order of the Board of Directors,

Michael J. Callahan
Executive Vice President, General Counsel and
Secretary

Sunnyvale, California
[    ●    , 2008]

APPENDIX A

INFORMATION CONCERNING PARTICIPANTS
IN THE COMPANY’S SOLICITATION OF PROXIES

The following tables (“Directors and Nominees” and “Officers and Employees”) set forth the name, principal business address and the present principal occupation or employment, and the name, principal business and address of any corporation or other organization in which their employment is carried on, of our directors, nominees, officers and employees who, under the rules of the Securities and Exchange Commission, are considered to be “participants” in our solicitation of proxies from our stockholders in connection with our 2008 annual meeting of stockholders.

Directors and Nominees

The principal occupations of our directors and nominees who are considered “participants” in our solicitation are set forth under the section above titled “Proposal No. 1: Election of Directors” of this proxy statement. The name and business addresses of the organization of employment of our directors and nominees are as follows:

Name	Business Address

Roy J. Bostock	Sealedge Investments, 537 Steamboat Road, Suite 200, Greenwich, CT 06830
Ronald W. Burkle	The Yucaipa Companies, 9130 West Sunset Boulevard, Los Angeles, CA 90069
Eric Hippeau	Softbank Capital, 461 Fifth Avenue, 15th Floor, New York, NY 10017
Vyomesh Joshi	Hewlett Packard Company, 16399 West Bernardo Drive, San Diego, CA 92127
Arthur H. Kern	c/o Yahoo! Inc., 701 First Avenue, Sunnyvale, CA 94089
Robert A. Kotick	Activision, Inc., 3100 Ocean Park Boulevard, Santa Monica, CA 90405
Mary Agnes Wilderotter	Citizens Communications, 3 High Ridge Park, Stamford, CT 06905
Gary L. Wilson	c/o Yahoo! Inc., 701 First Avenue, Sunnyvale, CA 94089
Jerry Yang	Yahoo! Inc., 701 First Avenue, Sunnyvale, CA 94089

Officers and Employees

The principal occupations of our executive officers and employees who are considered “participants” in our solicitation of proxies are set forth below. The principal occupation refers to such person’s position with our Company, and the business address for each person is Yahoo! Inc., 701 First Avenue, Sunnyvale, CA 94089.

Name	Principal Occupation

Jerry Yang	Chief Executive Officer, Chief Yahoo and Director
David Filo	Chief Yahoo
Susan L. Decker	President
Blake Jorgensen	Chief Financial Officer
Michael J. Callahan	Executive Vice President, General Counsel and Secretary
Marta Nichols	Vice President, Investor Relations

Information Regarding Ownership of the Company’s Securities by Participants

The shares of our common stock beneficially owned or held as of May 7, 2008 by the persons listed above under “Directors and Nominees” and “Officers and Employees,” other than Ms. Nichols, are set forth in the section titled “Information Regarding Beneficial Ownership of Principal Stockholders and Management” of this proxy statement. As of May 7, 2008, Ms. Nichols beneficially owned 33,000 shares of our common stock, including 18,125 shares issuable upon exercise of options exercisable within 60 days of May 7, 2008 and 10,000 shares issuable pursuant to restricted stock awards vesting within 60 days of May 7, 2008 under the Company’s 1995 Stock Plan.

Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth all transactions that may be deemed purchases and sales of shares of our common stock by the individuals who are considered “participants” between May 9, 2006 and May 9, 2008. Except as described in this proxy statement, shares of our common stock owned of record by each participant are also beneficially owned by such participant. Unless otherwise indicated, all transactions were in the public market or pursuant to the Company’s equity compensation plans and none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Date	Number of Shares (#)	Transaction Type

Roy J. Bostock	5/25/2006	5,000	(1)
	7/25/2006	6,000	(3)
	6/12/2007	5,000	(1)
Ronald W. Burkle	5/25/2006	5,000	(1)
	6/12/2007	5,000	(1)
Eric Hippeau	5/25/2006	5,000	(1)
	5/23/2006	50,000	(3)
	5/23/2006	(50,000)	(6)
	7/26/2006	70,000	(3)
	7/26/2006	(70,000)	(6)
	8/24/2006	44,000	(3)
	8/24/2006	(44,000)	(6)
	1/30/2007	6,000	(3)
	1/30/2007	(6,000)	(6)
	5/24/2007	35,000	(3)
	5/24/2007	(35,000)	(6)
	6/12/2007	5,000	(1)
	10/25/2007	165,714	(3)
	10/25/2007	(165,714)	(6)
	3/19/2008	120,000	(3)
Vyomesh Joshi	5/25/2006	5,000	(1)
	7/21/2006	4,000	(2)
	6/12/2007	5,000	(1)
Arthur H. Kern	5/25/2006	5,000	(1)
	7/25/2006	12,000	(2)
	2/6/2007	120,000	(3)
	3/30/2007	119	(1)
	6/12/2007	5,000	(1)
	6/29/2007	138	(1)
	8/14/2007	18,000	(2)
	9/30/2007	139	(1)
	12/31/2007	161	(1)
	1/24/2008	120,000	(3)
Robert A. Kotick	5/25/2006	5,000	(1)
	6/12/2007	5,000	(1)
Mary Agnes Wilderotter	7/26/2007	10,000	(1)

Name	Date	Number of Shares (#)	Transaction Type

Gary L. Wilson	5/25/2006	5,000	(1)
	6/12/2007	5,000	(1)
Jerry Yang	8/18/2006	(3,000,000)	(5)
	11/24/2006	(186,325)	(5)
David Filo	5/10/2006	(250,000)	(5)
	5/11/2006	(167,000)	(4)
	6/29/2006	(167,000)	(4)
	7/18/2006	(167,000)	(4)
	8/22/2006	(167,000)	(4)
	8/30/2006	(250,000)	(5)
	9/13/2006	(163,000)	(4)
	10/26/2006	(167,000)	(4)
	11/13/2006	(167,000)	(4)
	11/16/2006	(250,000)	(5)
	12/20/2006	(167,000)	(4)
	1/29/2007	(167,000)	(4)
	2/13/2007	(4,162)	(5)
	2/21/2007	(167,000)	(4)
	2/23/2007	(250,000)	(5)
	3/2/2007	(167,000)	(4)
	4/26/2007	(167,000)	(4)
	5/14/2007	(167,000)	(4)
	5/17/2007	(267,638)	(5)
	6/20/2007	(167,000)	(4)
	7/25/2007	(334,000)	(4)
Susan L. Decker	5/10/2006	646	(7)
	5/31/2006	50,000	(1)
	5/10/2007	912	(7)
	5/31/2007	(22,875)	(8)
	8/7/2007	5,000	(2)
	8/8/2007	37,000	(2)
	8/13/2007	5,242	(2)
	11/28/2007	210,000	(1)
	5/9/2008	969	(7)
Blake Jorgensen	7/25/2007	125,000	(1)
	8/27/2007	16,650	(1)

Name	Date	Number of Shares (#)	Transaction Type

Michael J. Callahan	5/10/2006	646	(7)
	5/31/2006	73,000	(1)
	2/7/2007	18,959	(3)
	2/7/2007	(18,959)	(6)
	2/26/2007	50,000	(1)
	5/10/2007	912	(7)
	8/27/2007	50,000	(1)
	2/1/2008	(12,687)	(8)
	5/9/2008	969	(7)
Marta Nichols	11/10/2006	413	(7)
	1/26/2007	9,000	(1)
	5/4/2007	5,000	(9)
	5/10/2007	510	(7)
	8/27/2007	6,000	(1)
	11/9/2007	402	(7)
	2/1/2008	1,812	(8)
	4/25/2008	7,000	(1)
	5/9/2008	862	(7)

(1)	Acquired — Restricted stock unit grant

(2)	Acquired — Open market purchase

(3)	Acquired — Option exercise

(4)	Disposed — Open market sale of common stock pursuant to plans intended to comply with Rule 10b5-1

(5)	Disposed — Gift

(6)	Disposed — Same-day sale

(7)	Acquired — Purchase of common stock through employee stock purchase plan

(8)	Disposed — Shares withheld to satisfy tax withholding obligations in connection with the vesting of restricted stock or similar awards

(9)	Disposed — Open market sale of common stock

Miscellaneous Information Regarding Participants

Except as described in this Appendix A or the proxy statement, to our knowledge, none of the participants (i) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, any shares or other securities of our Company or any of our subsidiaries, (ii) has purchased or sold any of such securities within the past two years or (iii) is, or within the past year was, a party to any contract, arrangement or understanding with any person with respect to any such securities. Except as disclosed in this Appendix A or the proxy statement, to our knowledge, none of the participants’ associates beneficially owns, directly or indirectly, any of our securities. Other than as disclosed in this Appendix A or the proxy statement, to our knowledge, neither we nor any of the participants has any substantial interests, direct or indirect, by security holding or otherwise, in any matter to be acted upon at the annual meeting or is or has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option agreements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies. To our knowledge, none of us, the participants or any of their associates has had or will have a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

Other than as set forth in this Appendix A or the proxy statement, to our knowledge, none of us, any of the participants or any of their associates has any arrangements or understandings with any person with respect to any future employment by us or our affiliates or with respect to any future transactions to which we or any of our affiliates will or may be a party.

c/o Corporate Election Services
P. O. Box 3230
Pittsburgh, PA 15230-3230

VOTE BY TELEPHONE

Have your proxy card available when you call Toll-Free 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.

VOTE BY INTERNET

Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions to record your vote.

VOTE BY MAIL

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Corporate Election Services, P.O. Box 3230, Pittsburgh PA 15230-3230.

Vote by Telephone Call Toll-Free using a touch-tone telephone: 1-888-693-8683	Vote by Internet Access the Website and cast your vote: www.cesvote.com	Vote by Mail Return your proxy in the postage-paid envelope provided

Vote 24 hours a day, 7 days a week!
If you vote by telephone or Internet, please do not send your proxy by mail.

Proxy card must be signed and dated below.
Please fold and detach card at perforation before mailing.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF YAHOO! INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held On [•, 2008]
The undersigned stockholder of Yahoo! Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated [•], 2008, and hereby appoints Jerry Yang and Michael J. Callahan, and each or either of them, as proxies, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2008 Annual Meeting of Stockholders of the Company to be held on [•, 2008], at [•], local time, at [•], and at any postponement or adjournment thereof, and to vote all shares of common stock of the Company which the undersigned would be entitled to vote if personally present, as indicated on the reverse side.
ANY STOCKHOLDER COMPLETING THIS PROXY THAT FAILS TO MARK ONE OF THE BOXES FOR ANY PROPOSAL WILL BE DEEMED TO HAVE GIVEN THE PROXY HOLDERS COMPLETE DISCRETION IN VOTING HIS, HER, OR ITS SHARES “FOR” OR “AGAINST” SUCH PROPOSAL AT THE MEETING. IN THAT CASE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED, AS APPLICABLE, “FOR ALL” ON PROPOSAL 1, “FOR” ON PROPOSAL 2 AND “AGAINST” ON PROPOSALS 3, 4 AND 5.  IF A BOX IS CHECKED, YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD ON [•, 2008].
☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” ON PROPOSAL 1,
“FOR” ON PROPOSAL 2 AND “AGAINST” ON PROPOSALS 3, 4 AND 5.
1. Election of Directors
Nominees

01 - Roy J. Bostock	06 - Robert A. Kotick

02 - Ronald W. Burkle	07 - Mary Agnes Wilderotter

03 - Eric Hippeau	08 - Gary L. Wilson

04 - Vyomesh Joshi	09 - Jerry Yang

05 - Arthur H. Kern

FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
☐	☐	☐
To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the number(s) to the left of the name(s) of the nominee(s) on the line below.

2. Ratification of appointment of Independent	FOR	AGAINST	ABSTAIN
Registered Public Accounting Firm.	☐	☐	☐

3. Stockholder proposal regarding pay-for	FOR	AGAINST	ABSTAIN
superior-performance.	☐	☐	☐

4. Stockholder proposal regarding Internet	FOR	AGAINST	ABSTAIN
censorship.	☐	☐	☐

5. Stockholder proposal regarding board committee	FOR	AGAINST	ABSTAIN
on human rights.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.
Mark this box with an X if you plan to attend the meeting.  ☐

D. Authorized Signatures-Sign Here-This section must be completed for your instructions to be executed.
Please sign exactly as your name(s) appear(s) hereon.  All holders must sign.  When signing in a fiduciary capacity, please indicate full title as such.  If a corporation or partnership, please sign in full corporate or partnership name by authorized person.

Signature 1-Please keep signature within the box	Signature 2-Please keep signature within the box	Date (mm/dd/yyyy)

Proxy-Yahoo! Inc.
THANK YOU FOR VOTING